CREDIT AGREEMENT

                                      among

                      FURNITURE BRANDS INTERNATIONAL, INC.,

                      BROYHILL FURNITURE INDUSTRIES, INC.,

                        LANE FURNITURE INDUSTRIES, INC.,

                                       and

                     THOMASVILLE FURNITURE INDUSTRIES, INC.,

                                  as BORROWERS,

                                VARIOUS LENDERS,

                           FIRST UNION NATIONAL BANK,

                             as DOCUMENTATION AGENT,

                             BANK OF AMERICA, N.A.,

                              as SYNDICATION AGENT,

                       DEUTSCHE BANK AG, NEW YORK BRANCH,

                            as ADMINISTRATIVE AGENT,

                                       and

                         DEUTSCHE BANK SECURITIES INC.,

                     as LEAD ARRANGER and SOLE BOOK MANAGER

                     ----------------------------------------

                            Dated as of June 7, 2000

                     ----------------------------------------

     CREDIT AGREEMENT, dated as of June 7, 2000, among FURNITURE BRANDS INTERNATIONAL, INC., a Delaware corporation ("Furniture Brands"), BROYHILL
FURNITURE  INDUSTRIES,  INC., a North Carolina  corporation  ("Broyhill"),  LANE
FURNITURE INDUSTRIES, INC., a Delaware corporation ("Lane"), THOMASVILLE FURNITURE INDUSTRIES, INC., a Delaware corporation ("Thomasville" and together with Furniture Brands, Broyhill and Lane, each a "Borrower," and, collectively, the "Borrowers"), the Lenders party hereto from time to time, FIRST UNION NATIONAL BANK, as Documentation Agent (in such capacity, the "Documentation
Agent"), BANK OF AMERICA, N.A., as Syndication Agent (in such capacity, the "Syndication Agent"), DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent (in such capacity, the "Administrative Agent"), and DEUTSCHE BANK SECURITIES INC., as Lead Arranger and Sole Book Manager (in such capacities, the "Lead Arranger") (all capitalized terms used herein and defined in Section 11 are used herein as therein defined).

                              W I T N E S S E T H :
                              ---------------------

     WHEREAS, subject to the terms and conditions set forth herein, the Lenders are willing to make available to the Borrowers the credit facility provided herein;

     NOW, THEREFORE, IT IS AGREED:

     SECTION 1. Amount and Terms of Credit.

     1.01 The Commitments. (a) Subject to and upon the terms and conditions set forth herein (including, on and after the initial Additional Commitment Date,
Section 1.14), each Lender severally agrees, at any time and from time to time on and after the Effective Date and prior to the Maturity Date, to make a revolving loan or revolving loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrowers, which Revolving Loans (i) shall be the joint and several obligations of each of the Borrowers, (ii) shall be denominated in Dollars, (iii) shall, at the option of the Borrowers be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that (A) except as otherwise specifically provided in Section 1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type and (B) unless the Administrative Agent has otherwise determined in its sole discretion that the Syndication Date has occurred (at which time this clause (B) shall no longer be applicable), prior to the 90th day following the Effective Date, Revolving Loans may only be incurred and maintained as, and/or converted into, Eurodollar Loans so long as all such outstanding Eurodollar Loans are subject to an Interest Period of one month which begins and ends on the same day, (iv) may be repaid and reborrowed in accordance with the provisions hereof, (v) shall not exceed for any Lender at any time outstanding that aggregate principal amount which, when added to the product of (x) such Lender's Percentage and (y) the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Commitment of such Lender at such time and (vi) shall not exceed for all Lenders at any time outstanding that aggregate principal amount which, when added to (x) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and
(y) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Total Commitment at such time.

     (b) Subject to and upon the terms and conditions herein set forth, the Swingline Lender agrees to make at any time and from time to time on and after the Effective Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each, a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrowers, which Swingline Loans (i) shall be made and maintained as Base Rate Loans, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans then outstanding and the Letter of Credit Outstandings at such time, an amount equal to the Total Commitment at such time, (iv) shall not exceed at any time outstanding the Maximum Swingline Amount and (v) shall be the joint and several obligations of each of the Borrowers. Notwithstanding anything to the contrary contained in this Section 1.01(b), (i) the Swingline Lender shall not be obligated to make any Swingline Loans at a time when a Lender Default exists unless the Swingline Lender has entered into arrangements satisfactory to it and the Borrowers to eliminate the Swingline Lender's risk with respect to the Defaulting Lender's or Lenders' participation in such Swingline Loans, including by cash collateralizing such Defaulting Lender's or Lenders' Percentage of the outstanding Swingline Loans and (ii) the Swingline Lender shall not make any Swingline Loan after it has received written notice from the Borrowers or the Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice (A) of rescission of all such notices from the party or parties originally delivering such notice or notices or (B) of the waiver of such Default or Event of Default by the Required Lenders.

     (c) On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the Lenders that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory
Borrowing") shall be made on the immediately succeeding Business Day by the Lenders (without giving effect to any reductions thereto pursuant to the last paragraph of Section 10) pro rata based on each Lender's Percentage (determined before giving effect to any termination of the Commitments pursuant to the last paragraph of Section 10) and the proceeds thereof shall be applied directly to the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each Lender hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding that (i) the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 6 are then satisfied, (iii) whether a Default or an Event of Default then exists,
(iv) the date of such Mandatory Borrowing and (v) the amount of the Total Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to any of the Borrowers), then each Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrowers on or after such date and prior to such purchase) from the Swingline
Lender such participations in the outstanding Swingline Loans as shall be necessary to cause the Lenders to share in such Swingline Loans ratably based upon their respective Percentages (determined before giving effect to any termination of the Commitments pursuant to the last paragraph of Section 10), provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay the Swingline Lender interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

     1.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Loans shall be not less than the Minimum Borrowing Amount applicable thereto and, if greater, shall be in the applicable integral multiple set forth in the definition of Minimum Borrowing Amount, provided that Mandatory Borrowings shall be made in the amounts required by Section 1.01(c). More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than twelve Borrowings of Eurodollar Loans.

     1.03 Notice of Borrowing. (a) Whenever the Borrowers desire to incur Revolving Loans hereunder (excluding Borrowings of Swingline Loans and Revolving Loans incurred pursuant to Mandatory Borrowings), an Authorized Representative of the Borrowers shall give the Administrative Agent at the Notice Office at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Base Rate Loan and at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Eurodollar Loan to be made hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 11:00 A.M. (New York time) (or before 12:00 Noon (New York time) in the case of a Borrowing of Base Rate Loans) on such day. Each such written notice or written confirmation of telephonic notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the Borrowers in the form of Exhibit A, appropriately completed to specify the aggregate principal amount of the Revolving Loans to be made pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day) and whether the Revolving Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Lender notice of such proposed Borrowing, of such Lender's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

     (b) (i) Whenever the Borrowers desire to make a Borrowing of Swingline Loans hereunder, an Authorized Representative of the Borrowers shall give the Swingline Lender not later than 12:00 Noon (New York time) on the date that a Swingline Loan is to be made, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day) and (B) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing.

     (ii)  Mandatory  Borrowings  shall be made  upon the  notice  specified  in
Section 1.01(c), with the Borrowers irrevocably agreeing, by their incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in
Section 1.01(c).

     (c) Without in any way limiting the obligation of the Borrowers to confirm in writing any telephonic notice of any Borrowing, conversion or prepayment of Loans, the Administrative Agent or the Swingline Lender, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing, conversion or prepayment, believed by the Administrative Agent or the Swingline Lender, as the case may be, in good faith to be from an Authorized Representative of any Borrower prior to receipt of written confirmation. In each such case, each Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of such telephonic notice of such Borrowing, conversion or prepayment.

     1.04 Disbursement of Funds. Except as otherwise specifically provided in the immediately succeeding sentence, no later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, not later than 2:00 P.M. (New York time) on the date specified pursuant to Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, not later than 12:00 Noon (New York time) on the date specified in Section 1.01(c)), each Lender will make available its pro rata portion of each Borrowing to be made on such date (or in the case of Swingline Loans, the Swingline Lender shall make available the full amount thereof). All such amounts shall be made available in Dollars and in immediately available funds at the Payment Office, and the Administrative Agent will make available to the Borrowers at the Payment Office the aggregate of the amounts so made available by the Lenders (prior to 1:00 P.M. (New York time)) on such day, to the extent of funds actually received by the Administrative Agent prior to 12:00 Noon (New York time) on such day. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrowers to immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Lender or the Borrowers, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrowers until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the overnight Federal Funds Rate for the first three days and at the interest rate otherwise applicable to such Loans for each day thereafter and
(ii) if recovered from the Borrowers, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this
Section 1.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Borrowers may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

     1.05 Notes. (a) Subject to the provisions of Section 1.05(e), the Borrowers' obligation to pay the principal of, and interest on, the Loans made by each Lender shall be evidenced (i) if Revolving Loans, by a promissory note duly executed and delivered by the Borrowers substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each a "Revolving Note" and, collectively, the "Revolving Notes") and (ii) if Swingline Loans, by a promissory note duly executed and delivered by the Borrowers substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (the "Swingline Note").

     (b) The Revolving Note issued to each Lender shall (i) be executed by the Borrowers, (ii) be payable to such Lender or its registered assigns and be dated the Effective Date (or if issued thereafter, the date of issuance), (iii) be in a stated principal amount equal to the Commitment of such Lender (or, if issued after the termination thereof, be in a stated principal amount equal to the outstanding Revolving Loans of such Lender at such time) and be payable in the principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

     (c) The Swingline Note issued to the Swingline Lender shall (i) be executed by the Borrowers, (ii) be payable to the Swingline Lender or its registered assigns and be dated the Effective Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the principal amount of the outstanding Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

     (d) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation or endorsement shall not affect the Borrowers' obligations in respect of such Loans.

     (e) Notwithstanding anything to the contrary contained above or elsewhere in this Agreement, Notes shall only be delivered to Lenders which at any time (or from time to time) specifically request the delivery of such Notes. No failure of any Lender to request or obtain a Note evidencing its Loans to the Borrowers shall affect or in any manner impair the joint and several obligations of the Borrowers to pay the Loans (and all related Obligations) which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the guaranties therefor provided pursuant to the various Credit Documents. Any Lender which does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in preceding clause (d) of this Section 1.05. At any time when any Lender requests the delivery of a Note to evidence any of its Loans, the Borrowers shall promptly execute and deliver to the respective Lender the requested Note or Notes in the appropriate amount or amounts to evidence such Loans.

     1.06 Conversions. The Borrowers shall have the option to convert, on any Business Day, all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Revolving Loans made pursuant to one or more Borrowings of one or more Types of Revolving Loans into a Borrowing of another Type of Revolving Loan, provided that (i) except as otherwise provided in
Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable thereto and no partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) unless the Required Lenders otherwise agree, Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion, (iii) unless the Administrative Agent has otherwise determined in its sole discretion that the Syndication Date has occurred (at which time this clause (iii) shall no longer be applicable), prior to the 90th day following the Effective Date, conversions of Base Rate Loans into Eurodollar Loans shall be subject to the provisions of clause (B) of the proviso in Section 1.01(a)(iii), (iv) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02 and (v) Swingline Loans may not be converted pursuant to this Section 1.06. Each such conversion shall be effected by the Borrowers by giving the Administrative Agent at the Notice Office prior to 12:00 Noon (New York time) at least three Business Days' prior notice (each a "Notice of Conversion") specifying the Revolving Loans to be so converted, the Borrowing or Borrowings pursuant to which such Revolving Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion.

     1.07 Pro Rata Borrowings. All Borrowings of Revolving Loans under this Agreement shall be incurred from the Lenders pro rata on the basis of their Commitments. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Revolving Loans hereunder and that each Lender shall be obligated to make the Revolving Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Revolving Loans hereunder.

     1.08 Interest. (a) The Borrowers jointly and severally agree to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to the Borrowers until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall be equal to the sum of the Applicable Base Rate Margin plus the Base Rate in effect from time to time.

     (b) The Borrowers jointly and severally agree to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to the Borrowers until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Eurodollar Margin plus the Eurodollar Rate for such Interest Period.

     (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall, in each case, bear interest at a rate per annum equal to the greater of (x) the rate which is 2% in excess of the rate then borne by such Loans and (y) the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans from time to time. Interest which accrues under this Section 1.08(c) shall be payable on a joint and several basis by the Borrowers on demand.

     (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan (x) quarterly in arrears on each Quarterly Payment Date, (y) in the case of a repayment in full of all outstanding Base Rate Loans, on the date of such repayment or prepayment, and (z) at maturity (whether by acceleration or otherwise) and, after such maturity, on demand, and
(ii) in respect of each Eurodollar Loan (x) on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (y) on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

     (e) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for the respective Interest Period or Interest Periods and shall promptly notify the Borrowers and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

     1.09 Interest Periods. At the time the Borrowers give any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrowers shall have the right to elect, by having an Authorized Representative of the Borrowers give the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrowers, be a one, two, three or six-month period, provided that:

          (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

          (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Revolving Loan of a different Type) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

          (iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

          (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (v) no Interest Period may be selected at any time when a Default or an Event of Default is then in existence; and

          (vi) no Interest Period in respect of any Borrowing of Eurodollar Loans shall be selected which extends beyond the Maturity Date.

     If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrowers have failed to elect, or are not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrowers shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

     1.10 Increased Costs, Illegality, etc. (a) In the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

          (i) on any Interest Determination Date that, by reason of any changes arising after the Effective Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

          (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on such Eurodollar Loan or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Lender, or any franchise tax based on the net income or net profits of such Lender, in either case pursuant to the laws of the United States of America, the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), but without duplication of any amounts payable in respect of Taxes pursuant to Section 4.04(a), or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances since the Effective Date affecting such Lender or the interbank Eurodollar market or the position of such Lender in such market (except as a result of a deterioration in the creditworthiness of such Lender subsequent to the date hereof); or

          (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrowers and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrowers with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrowers, (y) in the case of clause (ii) above, the Borrowers jointly and severally agree to, subject to the provisions of Section 13.15 (to the extent applicable), pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, submitted to the Borrowers by such Lender in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrowers shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law. Each of the Administrative Agent and each Lender agrees that if it gives notice to the Borrowers of any of the events described in clause (i) or (iii) above, it shall promptly notify the Borrowers and, in the case of any such Lender, the Administrative Agent, if such event ceases to exist. If any such event described in clause (iii) above ceases to exist as to a Lender, the obligations of such Lender to make Eurodollar Loans and to convert Base Rate Loans into Eurodollar Loans on the terms and conditions contained herein shall be reinstated.

     (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrowers may (and in the case of a Eurodollar Loan affected by the circumstances described in Section 1.10(a)(iii) shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrowers were notified by the affected Lender or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Lender to convert such Eurodollar Loan into a Base Rate Loan, provided that, if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 1.10(b).

     (c) If at any time after the Effective Date any Lender determines that the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's Commitment hereunder or its obligations hereunder, then the Borrowers jointly and severally agree, subject to the provisions of Section 13.15 (to the extent applicable), to pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender's reasonable good faith determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give written notice thereof to the Borrowers, which notice shall show the basis for calculation of such additional amounts.

     1.11 Compensation. The Borrowers jointly and severally agree, subject to the provisions of Section 13.15 (to the extent applicable), to compensate each Lender, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding any loss of anticipated profit) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrowers or deemed withdrawn pursuant to Section 1.10(a));
(ii) if any repayment (including any repayment made pursuant to Section 4.02 or as a result of an acceleration of the Loans pursuant to Section 10) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrowers; or (iv) as a consequence of (x) any other default by the Borrowers to repay its Loans when required by the terms of this Agreement or any Note held by such Lender or (y) any election made pursuant to
Section 1.10(b).

     1.12 Change of Lending Office. Each Lender agrees that upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii),
Section 1.10(c), Section 2.06 or Section 4.04 with respect to such Lender, it will, if requested by the Borrowers, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrowers or the rights of any Lender provided in Sections 1.10, 2.06 and 4.04.

     1.13 Replacement of Lenders. (x) If any Lender becomes a Defaulting Lender or otherwise defaults in its obligations to make Loans or fund Unpaid Drawings,
(y) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to any Lender which results in such Lender charging to the Borrowers increased costs in excess of those being generally charged by the other Lenders or (z) as provided in Section 13.12(b) in the case of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, the Borrowers shall have the right, if no Default or Event of Default will exist immediately after giving effect to the respective replacement, to replace such Lender (the "Replaced Lender") with one or more other Eligible Transferee or Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender") reasonably acceptable to the Administrative Agent, provided that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Revolving Loans of, and participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Revolving Loans of the Replaced Lender, (B) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 3.01, (y) each Issuing Lender an amount equal to such Replaced Lender's Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender to such Issuing Lender and (z) the Swingline Lender an amount equal to such Replaced Lender's Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Lender to the Swingline Lender, and (ii) all obligations of the Borrowers owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Revolving Notes executed by the Borrowers, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 13.01 and 13.06), which shall survive as to such Replaced Lender.

     1.14 Additional Commitments. (a) So long as the Additional Commitment Requirements are satisfied at the time of the delivery of the written notice referred to below and on the respective Additional Commitment Date, Furniture Brands shall have the right, at any time and from time to time within one year following the Effective Date, and upon at least 15 days prior written notice to the Administrative Agent, to request on one or more occasions that one or more Lenders (and/or one or more other Persons which will become Lenders as provided below) provide Additional Commitments and subject to the applicable terms and conditions contained in this Agreement and consistent with the amount of Additional Commitments so provided, make Revolving Loans pursuant to Sections 1.01(a) and 1.01(c) and purchase participations in Letters of Credit pursuant to
Section 2.04, it being understood and agreed, however, that (i) no Lender shall be obligated to provide an Additional Commitment, (ii) until such time, if any, as (x) such Lender has agreed in its sole discretion to provide an Additional Commitment and executed and delivered to the Administrative Agent an Additional Commitment Agreement in respect thereof as provided in Section 1.14(b) and (y) such other conditions set forth in Section 1.14(b) shall have been satisfied, such Lender shall not be obligated to fund any Revolving Loans, or participate in any Letters of Credit, in excess of the amounts provided for in Section 1.01(a), 1.01(c) and/or 2.01(c), as the case may be, before giving effect to such Additional Commitments provided pursuant to this Section 1.14, (iii) any Lender (or, in the circumstances contemplated by clause (vii) below, any other Person which will qualify as an Eligible Transferee) may so provide an Additional Commitment without the consent of any other Lender (other than, in the circumstances contemplated by clause (viii) below, the Administrative Agent and each Issuing Lender), (iv) each provision of Additional Commitments on a given date pursuant to this Section 1.14 shall be in integral multiples (in the aggregate for all Lenders (including, in the circumstances contemplated by clause (vii) below, Eligible Transferees who will become Lenders)) of at least $5,000,000, (v) the aggregate amount of all Additional Commitments permitted to be provided pursuant to this Section 1.14 shall not exceed $70,000,000, (vi) the fees payable to any Lender providing an Additional Commitment shall be as set forth in the relevant Additional Commitment Agreement, (vii) if, after Furniture Brands has requested the then existing Lenders (other than Defaulting Lenders) to provide Additional Commitments pursuant to this Section 1.14 on the terms to be applicable thereto, Furniture Brands has not received Additional Commitments in an aggregate amount equal to that amount of the Additional Commitments which Furniture Brands desires to obtain pursuant to such request (as set forth in the notice provided by Furniture Brands to the Administrative Agent as provided above), then Furniture Brands may request Additional Commitments from Persons which would qualify as Eligible Transferees hereunder in aggregate amount equal to such deficiency on terms which are no more favorable to such Eligible Transferee in any respect than the terms offered to the Lenders, provided that any such Additional Commitments provided by any such Eligible Transferee which is not already a Lender shall be in integral multiples (for such Eligible
Transferee) of at least $1,000,000, (viii) no Person (including any existing Lender and any Eligible Transferee which was not already a Lender) may provide an Additional Commitment unless approved by each of the Administrative Agent and each Issuing Lender, provided that such approval shall not be required with respect to any Additional Commitment assumed by an existing Non-Defaulting Lender, (ix) the interest rate applicable to Revolving Loans made pursuant to such Additional Commitments shall be the same as the interest rate applicable at such time to other Revolving Loans made pursuant to this Agreement and (x) all actions taken by Furniture Brands pursuant to this Section 1.14(a) shall be done in coordination with the Administrative Agent.

     (b) At the time of any provision of Additional Commitments pursuant to this
Section 1.14, (i) Furniture Brands, the Administrative Agent and each such Lender or other Eligible Transferee (each, an "Additional Lender") which agrees to provide an Additional Commitment shall execute and deliver to the Administrative Agent an Additional Commitment Agreement substantially in the form of Exhibit I, subject to such modifications in form and substance satisfactory to the Administrative Agent as may be necessary or appropriate (with the effectiveness of such Additional Lender's Additional Commitment to occur upon delivery of such Additional Commitment Agreement to the Administrative Agent, the payment of any fees required in connection therewith and the satisfaction of the other conditions in this Section 1.14(b) to the satisfaction of the Administrative Agent), (ii) the Additional Commitment
Requirements shall have been satisfied, (iii) Furniture Brands shall, in coordination with the Administrative Agent, repay all outstanding Revolving Loans of the Lenders, and incur new Revolving Loans from the Lenders, in each case so that the Lenders participate in each Borrowing of Revolving Loans pro rata on the basis of their respective Commitments (after giving effect to any increase in the Total Commitment pursuant to this Section 1.14) and with the Borrowers being jointly and severally obligated to pay the respective Lenders the costs of the type referred to in Section 1.11 in connection with any such repayment and/or Borrowing and (iv) Furniture Brands shall deliver to the Administrative Agent an opinion, in form and substance satisfactory to the
Administrative Agent, from counsel to Furniture Brands satisfactory to the Administrative Agent and dated such date, covering such matters similar to those set forth in the opinion of counsel delivered to the Administrative Agent on the Effective Date pursuant to Section 5.03 and such other matters as the Administrative Agent may reasonably request. The Administrative Agent shall promptly notify each Lender as to the occurrence of each Additional Commitment Date, and (w) on each such date, the Total Commitment under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Additional Commitments, (x) on each such date Schedule I shall be deemed modified to reflect the revised Commitments of the affected Lenders, (y) upon surrender of any old Revolving Notes by the respective Lender (or, if lost, a standard lost note indemnity), to the extent requested by any Lender, a new Revolving Note will be issued, at Furniture Brands' expense, to such Additional Lender, to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitment of such Lender and (z) on such date with respect to all outstanding Letters of Credit and all Unpaid Drawings with respect thereto, there shall be an automatic adjustment to the participations by the Lenders in such Letters of Credit and Unpaid Drawings to reflect the new Percentages of the Lenders.

     SECTION 2. Letters of Credit.

     2.01 Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, the Borrowers may request that any Issuing Lender issue, at any time and from time to time on and after the Effective Date and prior to the Maturity Date, for the joint and several account of the Borrowers and for the benefit of (x) any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations of the Borrowers or any of the respective Subsidiaries, an irrevocable standby letter of credit, in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender and (y) sellers of goods to the Borrowers or any of their respective Subsidiaries, an irrevocable trade letter of credit, in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender (each such letter of credit, a "Letter of Credit" and, collectively, the "Letters of Credit"). All Letters of Credit shall be denominated in Dollars or an Alternate Currency and shall be issued on a sight basis only; provided, however, trade Letters of Credit may also be issued on an acceptance basis providing for drafts thereunder to be drawn on the relevant Issuing Lender for any period of no less than 30 days and no more than six months sight, by which a bankers' acceptance will be created. It is hereby acknowledged and agreed that each of the letters of credit (and any bankers' acceptances created thereunder) which were issued under the Existing Credit Agreement prior to the Effective Date and which remain outstanding on the Effective Date (in the case of such letters of credit, the "Existing Letters of Credit" and, in the case of such bankers' acceptances, the "Existing Acceptances") shall, from and after the Effective Date, constitute a "Letter of Credit" or an "Acceptance", as the case may be, for purposes of this Agreement. Each (x) Existing Letter of Credit and the Stated Amount and Expiration Date thereof, together with the account party and beneficiary thereunder, and (y) Existing Acceptance, and the Stated Amount and Expiration Date thereof, is set forth on Schedule III.

     (b) Each Issuing Lender may agree, in its sole discretion, and DBAG hereby agrees that in the event a requested Letter of Credit is not issued by one of the other Issuing Lenders, it will (subject to the terms and conditions contained herein), at any time and from time to time on or after the Effective Date and prior to the Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrowers one or more Letters of Credit as is permitted to exist pursuant to this Agreement without giving rise to a Default or Event of Default hereunder, provided that the respective Issuing Lender shall be under no obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

          (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Lender as of the date hereof and which such Issuing Lender in good faith deems material to it; or

          (ii) such Issuing Lender shall have received notice from any Lender prior to the issuance of such Letter of Credit of the type described in the second sentence of Section 2.03(b).

     (c) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either
(x) $150,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans then outstanding and Swingline Loans then outstanding, an amount equal to the Total Commitment at such time, (ii) no Letter of Credit denominated in an Alternate Currency shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time in respect of all other outstanding Letters of Credit denominated in an Alternate Currency, would exceed $25,000,000 unless the Administrative Agent and the respective Issuing Lender consents in writing prior to the issuance thereof, (iii) no Acceptance shall be created the Stated Amount of which, when added to the Stated Amounts of all Acceptances outstanding at such time, would exceed $15,000,000 and (iv) each Letter of Credit shall by its terms terminate on or before (A) in the case of standby Letters of Credit, the earlier of (x) the date which occurs 24 months after the date of the issuance thereof (although any such Letter of Credit may be extendible for successive periods of up to 24 months, but not beyond the fifth Business Day prior to the Maturity Date, on terms acceptable to the Issuing Lender thereof) and (y) the fifth Business Day prior to the Maturity Date and (B) in the case of trade Letters of Credit, the earlier of (x) the date which occurs 12 months after the date of the issuance thereof and (y) the date which is thirty Business Days prior to the Maturity Date. Additionally, no Issuing Lender will issue or amend any Letter of Credit whereby the Expiration Date thereof, or of any Acceptance to be created thereunder, by such Issuing Lender will occur after the Maturity Date.

     2.02 Minimum Stated Amount. The Stated Amount of each Letter of Credit shall not be less than $10,000 or such lesser amount as is acceptable to the respective Issuing Lender.

     2.03 Letter of Credit Requests. (a) Whenever the Borrowers desire that a Letter of Credit be issued by DBAG as Issuing Lender, it shall have (i) executed and delivered the Letter of Credit Service Agreement in the form of Exhibit C-1 attached hereto (as amended, modified or supplemented from time to time, the "Letter of Credit Service Agreement"), which Letter of Credit Service Agreement shall be in full force and effect at the time of the issuance of such Letter of Credit and (ii) made a request for the issuance of such Letter of Credit in accordance with the terms of the Letter of Credit Service Agreement. Whenever any Borrower desires that a Letter of Credit be issued by an Issuing Lender other than DBAG, it shall have (x) executed and delivered to the respective Issuing Lender (with copies having been sent to the Administrative Agent) at least five Business Days prior to the issuance thereof (or such shorter period as may be acceptable to the respective Issuing Lender), a Letter of Credit Request in the form of Exhibit C-2 attached hereto (each a "Letter of Credit Request") and (y) in the case of requests for the issuance of trade Letters of Credit (and, to the extent requested by the respective Issuing Lender, standby Letters of Credit), completed and executed a letter of credit application in the form customarily used by such Issuing Lender for trade Letters of Credit or in such other form as the Administrative Agent and the Issuing Lender shall request. Letter of Credit Requests shall be given in writing (including, to the extent consented to by the respective Issuing Lender, by electronic transmission), or in the case of requests of trade Letters of Credit, by telephone, if promptly confirmed in writing, or, if DBAG is the Issuing Lender, as otherwise provided in the Letter of Credit Service Agreement, provided that
(I) if the express provisions of any letter of credit application conflict with the express provisions of this Agreement, the provisions of this Agreement shall control to the extent of such conflict and (II) no event (other than the failure to reimburse any Drawing as provided for in Section 2.05) which constitutes a default under any application shall constitute an Event of Default hereunder solely by reason of any default provisions contained in such application.

     (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrowers that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section
2.01(c). Unless the respective Issuing Lender has received notice from any Lender before it issues a Letter of Credit that one or more of the conditions specified in Section 5 or 6 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.01(c), then such Issuing Lender may issue the requested Letter of Credit for the joint and several account of the
Borrowers in accordance with such Issuing Lender's usual and customary practices. Upon its issuance of, or modification or amendment to, any Letter of Credit, such Issuing Lender shall promptly notify the Borrowers, the
Administrative Agent and each Lender of such issuance, modification or amendment. Notwithstanding anything to the contrary contained in this Agreement, in the event that a Lender Default exists, no Issuing Lender shall be required to issue any Letter of Credit unless such Issuing Lender has entered into arrangements satisfactory to it and the Borrowers to eliminate such Issuing Lender's risk with respect to the participation in Letters of Credit by the Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender's or Lenders' Percentage or Percentages of the Letter of Credit Outstandings.

     2.04 Letter of Credit Participations. (a) Immediately upon the issuance by any Issuing Lender of any Letter of Credit, such Issuing Lender shall be deemed to have sold and transferred to each Lender, other than such Issuing Lender (each such Lender, in its capacity under this Section 2.04, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Percentage, in such Letter of Credit, each drawing made thereunder and Acceptances created thereunder and the obligations of the Borrowers under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Commitments or Percentages of the Lenders pursuant to Section 1.13, 1.14 or 13.04, it is hereby agreed that, with respect to all outstanding Letters of Credit, Acceptances created thereunder and Unpaid Drawings with respect thereto, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new Percentages of the assignor and assignee Lender or of all Lenders, as the case may be.

     (b) In determining whether to pay or create an Acceptance under any Letter of Credit, such Issuing Lender shall have no obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Lender under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final and non-appealable proceeding, shall not create for such Issuing Lender any resulting liability to the Borrowers or any Lender.

     (c) In the event that any Issuing Lender makes any payment under any Letter of Credit issued by it or any Acceptance created thereunder and the Borrowers shall not have reimbursed such amount in full to such Issuing Lender pursuant to
Section 2.05(a), such Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to such Issuing Lender the amount of such Participant's Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit or an Acceptance created thereunder, such Participant shall make available to such Issuing Lender in Dollars such Participant's Percentage of the amount of such payment (using the Dollar Equivalent thereof in the case of any such payment in respect of a Letter of Credit denominated in an Alternate Currency, determined on the date of such payment) on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Percentage of the amount of such payment available to such Issuing Lender, such Participant agrees to pay to such Issuing Lender, forthwith on demand, such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Lender at the overnight Federal Funds Rate for the first three days and at the interest rate applicable to Revolving Loans maintained as Base Rate for each day thereafter. The failure of any Participant to make available to such Issuing
Lender its Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Lender its Percentage of any payment with respect to any Letter of Credit or Acceptance created thereunder on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to such Issuing Lender such other Participant's Percentage of any such payment.

     (d) Whenever any Issuing Lender receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, such Issuing Lender shall pay to each Participant which has paid its Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

     (e) Upon the request of any Participant, the relevant Issuing Lender shall deliver to such Participant copies of any Letter of Credit issued by it and such other documentation as may be reasonably requested by such Participant.

     (f) The obligations of the Participants to make payments to each Issuing Lender with respect to Letters of Credit and Acceptances issued thereunder shall be irrevocable and not subject to any qualification or exception whatsoever (the respective Issuing Lender's only obligation being to confirm that any documents required to be delivered under such Letter of Credit appeared to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit) and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

          (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

          (ii) the existence of any claim, setoff, defense or other right which the Borrowers or any of their Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any holder of an Acceptance, the Administrative Agent, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, any Acceptance, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Borrower and the beneficiary named in any such Letter of Credit);

          (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

          (v) the occurrence of any Default or Event of Default.

     2.05 Agreement to Repay Letter of Credit Drawings and Acceptance  Payments.
(a) The Borrowers hereby jointly and severally agree to reimburse the respective Issuing Lender, by making payment in Dollars (in an amount equal to the Dollar Equivalent of any payments or disbursements in respect of Letters of Credit denominated in an Alternate Currency determined on the date of such payment or disbursement) to the Administrative Agent at the Payment Office in immediately available funds for the account of such Issuing Lender for any payment or disbursement made by such Issuing Lender under any Letter of Credit or Acceptance created thereunder (each such amount (using the Dollar Equivalent of any payment or disbursement with respect to Letters of Credit or Acceptances denominated in an Alternate Currency determined on the date of such payment or disbursement) so paid until reimbursed, an "Unpaid Drawing"), immediately after, and in any event on the date of such payment or disbursement, with interest on the amount so paid or disbursed by such Issuing Lender, to the extent not reimbursed prior to 12:00 Noon (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Lender was reimbursed by the Borrowers therefor at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Base Rate Margin, provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (New York time) on the second Business Day following such payment or disbursement, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Lender (and until reimbursed by the Borrowers) at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Base Rate Margin plus 2%, in each such case, with interest to be payable by the Borrowers on demand. The respective Issuing Lender shall give the Borrowers prompt notice of each Drawing under any Letter of Credit or payment under any Acceptance created thereunder, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrowers' obligations hereunder.

     (b) The obligations of the Borrowers under this Section 2.05 to reimburse the respective Issuing Lender with respect to drawings on Letters of Credit and payments under any Acceptance created thereunder (each, a "Drawing") (including interest thereon) shall be joint and several and shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which any Borrower may have or have had against any Lender (including in its capacity as issuer of the Letter of Credit or as Participant), or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing, the respective Issuing Lender's only obligation to the Borrowers being to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Lender under or in connection with any Letter of Credit or any Acceptance created thereunder if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Lender any resulting liability to the Borrowers.

     2.06 Increased Costs. If at any time after the date of this Agreement, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Lender or any Participant with any request or directive by any such authority (whether or not having the force of law), or any change in generally acceptable accounting principles, shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued, or Acceptances created, by any Issuing Lender or participated in by any Participant, or (ii) impose on any Issuing Lender or any Participant any other conditions relating, directly or indirectly, to this Agreement, any Letter of Credit or any Acceptance created thereunder; and the result of any of the foregoing is to increase the cost to any Issuing Lender or any Participant of issuing, maintaining or participating in any Letter of Credit or any Acceptance created thereunder, or reduce the amount of any sum received or receivable by any Issuing Lender or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit or Acceptances created thereunder (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Issuing Lender or such Participant, or any franchise tax based on the net income or net profits of such Lender or Participant, in either case pursuant to the laws of the United States of America, the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), but without duplication of any amounts payable in respect of Taxes pursuant to Section 4.04(a), then, upon demand to the Borrowers by such Issuing Lender or any Participant (a copy of which demand shall be sent by such Issuing Lender or such Participant to the Administrative Agent) and subject to the provisions of Section 13.15 (to the extent applicable), the Borrowers jointly and severally agree to pay to such Issuing Lender or such Participant such additional amount or amounts as will compensate such Lender for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any Issuing Lender or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.06, will give prompt written notice thereof to the Borrowers, which notice shall include a certificate submitted to the Borrowers by such Issuing Lender or such Participant (a copy of which certificate shall be sent by such Issuing Lender or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Lender or such Participant. The certificate required to be delivered pursuant to this Section
2.06 shall, if delivered in good faith and absent manifest error, be final and conclusive and binding on the Borrowers.

     SECTION 3. Commitment Commission; Fees; Reductions of Commitment.

     3.01 Fees. (a) The Borrowers jointly and severally agree to pay to the Administrative Agent for distribution to each Non-Defaulting Lender a commitment commission (the "Commitment Commission") for the period from the Effective Date to but excluding the Maturity Date (or such earlier date as the Total Commitment shall have been terminated), computed at a rate per annum equal to the Applicable Commitment Commission Percentage on the Unutilized Commitment of such Non-Defaulting Lender as in effect from time to time. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Maturity Date or such earlier date upon which the Total Commitment is terminated.

     (b) The Borrowers jointly and severally agree to pay to the Administrative Agent for pro rata distribution to each Non-Defaulting Lender a fee in respect of (x) each Letter of Credit issued hereunder (the "Letter of Credit Fee"), for the period from and including the date of issuance of such Letter of Credit (or, in the case of the Existing Letters of Credit, from the Effective Date) to the Expiration Date of such Letter of Credit, computed at a rate per annum equal to the Applicable Eurodollar Margin as in effect from time to time on the Stated Amount of such Letter of Credit as in effect from time to time and (y) each Acceptance (the "Acceptance Fee") for the period from and including the date of creation of such Acceptance to and including the Expiration Date of such Acceptance, computed at a rate per annum equal to the Applicable Eurodollar Margin as in effect from time to time on the daily Stated Amount of such Acceptance. Accrued Letter of Credit Fees and Acceptance Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Commitment upon which no Letters of Credit or Acceptances remain outstanding.

     (c) The Borrowers jointly and severally agree to pay to the respective Issuing Lender, for its own account, a facing fee in respect of (x) each standby Letter of Credit issued for its account hereunder (the "Letter of Credit Facing Fee") for the period from and including the date of issuance of such standby Letter of Credit to and including the Expiration Date of such standby Letter of Credit, computed at a rate equal to 1/8 of 1% per annum of the daily Stated Amount of such standby Letter of Credit and (y) each Acceptance created by it (the "Acceptance Facing Fee," and together with the Letter of Credit Facing Fees, the "Facing Fees") for the period from and including the date of creation of such Acceptance to and including the Expiration Date of such Acceptance, computed at a rate equal to 1/8 of 1% per annum of the daily Stated Amount of such Acceptance. Accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the date upon which the Total Commitment has been terminated and all standby Letters of Credit and Acceptances have been terminated in accordance with their terms.

     (d) The Borrowers jointly and severally agree to pay, upon each drawing under, issuance of, or amendment to any Letter of Credit or Acceptance, such amount as shall at the time of such event be the administrative charge and out-of-pocket expenses which the respective Issuing Lender is generally imposing in connection with such occurrence with respect to letters of credit or acceptances, as the case may be.

     (e) The Borrowers jointly and severally agree to pay to the Agents, for their own account, such other fees as have been agreed to in writing by the Borrowers and the Agents.

     (f) Furniture Brands agrees to pay to the Administrative Agent for distribution to each Additional Lender such fees and other amounts, if any, as are specified in the relevant Additional Commitment Agreement, with the fees and other amounts, if any, to be payable at the times set forth in such Additional Commitment Agreement.

     3.02 Voluntary Termination of Unutilized Commitments. (a) Upon at least two Business Days' prior notice from an Authorized Representative of the Borrowers to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrowers shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Commitment, in whole or in part, in integral multiples of $1,000,000, provided that (i) each such reduction shall apply proportionately to permanently reduce the Commitment of each Lender, and (ii) the reduction to the Total Unutilized Commitment shall in no case be in an amount which would cause the Commitment of any Lender to be reduced (as required by preceding clause (i)) by an amount which exceeds the remainder of
(x) the Unutilized Commitment of such Lender as in effect immediately before giving effect to such reduction minus (y) such Lender's Percentage of the aggregate principal amount of Swingline Loans then outstanding.

     (b) In the event of certain refusals by a Lender as provided in Section 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, the Borrowers may, subject to their compliance with the requirements of said Section 13.12(b), upon five Business Days' written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) terminate the Commitment of such Lender so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Lender are repaid concurrently with the effectiveness of such termination (at which time Schedule I shall be deemed modified to reflect such changed amounts), and at such time, such Lender shall no longer constitute a "Lender" for purposes of this
Agreement,   except  with  respect  to  indemnifications  under  this  Agreement
(including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 13.01 and 13.06), which shall survive as to such repaid Lender.

     3.03 Mandatory Reduction of Commitments. (a) The Total Commitment (and the Commitment of each Lender) shall terminate in its entirety on June 30, 2000 unless the Effective Date shall have occurred on or prior to such date.

     (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Commitment (and the Commitment of each Lender) shall terminate in its entirety on the earlier of (i) the date on which a Change of Control occurs and (ii) the Maturity Date.

     (c) Each reduction to the Total Commitment pursuant to this Section 3.03 shall be applied proportionately to reduce the Commitment of each Lender.

     SECTION 4. Prepayments; Payments; Taxes.

     4.01 Voluntary Prepayments. (a) The Borrowers shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) an Authorized Representative of the Borrowers shall give the Administrative Agent prior to 12:00 Noon (New York time) at the Notice Office (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of the Borrowers' intent to prepay Base Rate Loans (or same day notice in the case of Swingline Loans provided such notice is given prior to 11:00 A.M. (New York time)) and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of their intent to prepay Eurodollar
Loans, whether Revolving Loans or Swingline Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall promptly transmit to each of the Lenders; (ii) each prepayment shall be in an aggregate principal amount of at least $1,000,000 (or $500,000 in the case of Swingline Loans), provided that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans and any election of an Interest Period with respect thereto given by the Borrowers shall have no force or effect; and (iii) each prepayment in respect of any Revolving Loans made pursuant to a Borrowing shall be applied pro rata among such Revolving Loans, provided that at the Borrowers' election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01(a), such prepayment shall not, so long as no Default or Event of Default then exists, be applied to the prepayment of Revolving Loans of a Defaulting Lender.

     (b) In the event of certain refusals by a Lender as provided in Section 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, the Borrowers may, upon five Business Days' written notice by an Authorized Representative of the Borrowers to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) repay all Revolving Loans, together with accrued and unpaid interest, Fees, and other amounts owing to such Lender in accordance with, and subject to the requirements of, said Section 13.12(b) so long as (A) the Commitment of such Lender is terminated concurrently with such repayment (at which time Schedule I shall be deemed modified to reflect the changed Commitments) and (B) the consents required by Section 13.12(b) in connection with the repayment pursuant to this clause (b) have been obtained.

     4.02 Mandatory Repayments and Cash Collateralizations. (a) On any day on which the sum of (I) the aggregate outstanding principal amount of all Revolving Loans (after giving effect to all other repayments thereof on such date), (II) the aggregate principal amount of all Swingline Loans (after giving effect to all other repayments thereof on such date) and (III) the aggregate amount of all Letter of Credit Outstandings (after giving effect to all other repayments thereof on such date) exceeds Total Commitment as then in effect, the Borrowers jointly and severally agree to prepay on such day the principal of Swingline Loans and, after the Swingline Loans have been repaid in full, Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of the Letter of Credit Outstandings exceeds the Total Commitment as then in effect, the Borrowers jointly and severally agree to pay to the Administrative Agent at the Payment Office on such date an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash and/or Cash Equivalents to be held as security for all obligations of the Borrowers to Lenders hereunder in a cash collateral account to be established by the Administrative Agent on terms reasonably satisfactory to the Administrative Agent.

     (b) With respect to each repayment of Revolving Loans required by Section 4.02(a), the Borrowers may designate the Types of Revolving Loans which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, provided that: (i) repayments of Eurodollar Loans pursuant to Section 4.02(a) may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans with Interest Periods ending on such date of required repayment and all Base Rate Loans have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) each repayment of Revolving Loans required by Section 4.02(a) shall be applied pro rata among such Revolving Loans. In the absence of a designation by the Borrowers as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11.

     (c) In addition to any other mandatory repayments required pursuant to this
Section 4.02, (i) all then outstanding Revolving Loans shall be repaid in full on the Maturity Date and (ii) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date.

     (d) In addition to any other mandatory repayments required pursuant to this
Section 4.02, all Loans shall be required to be repaid in full on the date on which a Change of Control occurs.

     4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office. Any payments received by the Administrative Agent after such time shall be deemed to have been received on the next Business Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

     4.04 Net Payments. (a) All payments made by the Borrowers hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imports, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrowers jointly and severally agree to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrowers agree to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding or similar taxes as such Lender shall determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrowers will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrowers. The Borrowers jointly and severally agree to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

     (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrowers and the Administrative Agent on or prior to the Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrowers and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrowers and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Borrowers shall be entitled, to the extent they are required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrowers U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrowers shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if
(I) such Lender has not provided to the Borrowers the Internal Revenue Service Forms required to be provided to the Borrowers pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 13.04(b), the Borrowers agree to pay additional amounts and to indemnify each Lender in the manner set forth in
Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes that are effective after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

     (c) The  provisions  of this Section 4.04 are subject to the  provisions of
Section 13.15 (to the extent applicable).

     SECTION 5. Conditions Precedent to the Effective Date. The occurrence of the Effective Date pursuant to Section 13.10 is subject to the satisfaction of the following conditions:

     5.01 Execution of Agreement; Notes. On or prior to the Effective Date (i) this Agreement shall have been executed and delivered as provided in Section
13.10 and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Lenders that has requested same the appropriate Revolving Note executed by the Borrowers and to the Swingline Lender, to the extent the Swingline Lender has requested same, the Swingline Note executed by the Borrowers, in each case, in the amount, maturity and as otherwise provided herein.

     5.02 Officer's Certificate. On the Effective Date, the Administrative Agent shall have received a certificate, dated the Effective Date, and signed on behalf of the Borrowers by an Authorized Representative, stating that all conditions in Sections 5.05, 5.07, 5.08 and 6.02 have been satisfied on such date.

     5.03 Opinions of Counsel. On the Effective Date, the Administrative Agent shall have received from the General Counsel to the Credit Parties, an opinion addressed to the Agents and each of the Lenders and dated the Effective Date covering the matters set forth in Exhibit E and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

     5.04 Corporate Documents; Proceedings; etc. (a) On the Effective Date, the Administrative Agent shall have received a certificate, dated the Effective Date, signed by an Authorized Representative of each Credit Party, and attested to by another Authorized Representative of such Credit Party, in the form of Exhibit F with appropriate insertions, together with copies of the certificate of incorporation and by-laws (or equivalent organizational documents) of such Credit Party, and the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be in form and substance reasonably acceptable to the Agents.

     (b) All corporate, partnership, limited liability company and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Agents and the Agents shall have received all information and copies of all documents and papers, including records of corporate, partnership and limited liability company proceedings, governmental approvals, good standing certificates and bring-down telegrams, if any, which the Agents reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

     5.05  Existing  Credit   Agreement.   On  the  Effective  Date,  the  total
commitments in respect of the Existing Credit Agreement shall have been terminated, and all loans and notes (together with interest thereon) with respect thereto shall have been repaid in full, all letters of credit (or acceptances created thereunder) issued thereunder shall have been terminated (or either (i) incorporated herein as a Letter of Credit or an Acceptance or (ii) fully supported with Letters of Credit issued hereunder) and all other amounts (including premiums) owing pursuant to the Existing Credit Agreement shall have been repaid in full and all documents in respect of the Existing Credit Agreement and all guarantees with respect thereto shall have been terminated (except as to indemnification and similar provisions, which may survive to the extent provided therein) and be of no further force and effect. In addition, the creditors in respect of the Existing Credit Agreement shall have terminated and released (or shall have delivered documentation reasonably satisfactory to the Administrative Agent providing for the termination and release of) all security interests in and Liens on the assets of the Borrowers and their respective Subsidiaries created pursuant to any security documentation relating to the Existing Credit Agreement, and such creditors shall have returned all such assets to the Borrowers or such respective Subsidiary. The Administrative Agent shall have received evidence that the matters set forth in this Section 5.05 have been satisfied on such date.

     5.06 Subsidiaries Guaranty. On or prior to the Effective Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered the Subsidiaries Guaranty in the form of Exhibit G hereto (as modified, supplemented or amended from time to time, the "Subsidiaries Guaranty") and the Subsidiaries Guaranty shall be in full force and effect.

     5.07 Adverse Change; Governmental Approvals; etc. (a) On the Effective Date, nothing shall have occurred (and neither the Agents nor the Lenders shall have become aware of any facts, conditions or other information not previously known) which any Agent or the Required Lenders reasonably determine could reasonably be expected to have a material adverse effect on the rights or remedies of any Agent or the Lenders, or on the ability of the Credit Parties to perform their respective obligations to the Agents and the Lenders or which the Agents reasonably determine has had, or could reasonably be expected to have, a Material Adverse Effect.

     (b) On or prior to the Effective Date, all necessary governmental (domestic and foreign) and material third party approvals in connection with the transactions contemplated by the Credit Documents shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the transactions contemplated by the Credit Documents. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the making of any Loan, issuance of any Letter of Credit or the consummation of the transactions contemplated by the Credit Documents.

     5.08 Litigation. On the Effective Date, no litigation by any entity (private or governmental) shall be pending or threatened with respect to this Agreement, any other Credit Document or any other documentation executed in connection herewith and therewith or the transactions contemplated hereby and thereby, or which any Agent or the Required Lenders shall reasonably determine has had, or could reasonably be expected to have, a Material Adverse Effect.

     5.09 Financial Statements; Projections. On or prior to the Effective Date, the Administrative Agent shall have received true and correct copies of the historical financial statements referred to in Section 7.05(a), which historical financial statements shall be in form and substance satisfactory to the Agents and the Required Lenders.

     5.10 Fees, etc. On the Effective Date, all costs, fees and expenses (including, without limitation, legal fees and expenses) payable to the Agents and the Lenders shall have been paid to the extent then due.

     SECTION 6. Conditions Precedent to All Credit Events. The obligation of each Lender to make Loans (including Loans made on the Effective Date but excluding Mandatory Borrowings made thereafter, which shall be made as provided in Section 1.01(c)), and the obligation of an Issuing Lender to issue any Letter of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

     6.01 Effective Date. The Effective Date shall have occurred.

     6.02 No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in any other Credit Document shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

     6.03 Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Revolving Loan (excluding Swingline Loans), the Administrative Agent shall have received the notice required by Section 1.03(a). Prior to the making of each Swingline Loan, the Swingline Lender shall have received the notice required by Section 1.03(b)(i).

     (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Issuing Lender shall have received a Letter of Credit Request meeting the requirements of Section 2.03.

     The acceptance of the benefit of each Credit Event shall constitute a representation and warranty by the Borrowers to the Agents and each of the Lenders that all the conditions specified in Section 5 and in this Section 6 (with respect to Credit Events to occur on or after the Effective Date) and applicable to such Credit Event exist as of that time (except to the extent that any of the conditions specified in Section 5 are required to be satisfactory to or determined by any Lender, the Required Lenders and/or any Agent). All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 5 and in this Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance reasonably satisfactory to the Lenders.

     SECTION 7. Representations, Warranties and Agreements. In order to induce the Lenders to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, each of the Borrowers makes the following representations, warranties and agreements, in each case after giving effect to the occurrence of the Effective Date, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit, with the occurrence of each Credit Event on or after the Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on and as of the Effective Date and on the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

     7.01 Corporate Status. Each of Furniture Brands and each of its Subsidiaries (i) is a duly organized and validly existing corporation, limited liability company or partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate, limited liability company or partnership power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualifications, except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     7.02 Corporate Power and Authority. Each Credit Party has the corporate, limited liability company or partnership power and authority, as the case may be, to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary corporate, limited liability company or partnership action, as the case may be, to authorize the execution, delivery and performance by it of each of such Credit Documents. Each Credit Party has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

     7.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the material properties or assets of Furniture Brands or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which Furniture Brands or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws (or equivalent organizational documents) of Furniture Brands or any of its Subsidiaries.

     7.04 Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any such Credit Document.

     7.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc. (a) The consolidated and consolidating statements of financial condition of Furniture Brands and its Subsidiaries for the Fiscal Years ended December 31, 1997, 1998 and 1999 and the related consolidated and consolidating statements of income and consolidated statements of cash flow and changes in shareholders' equity of Furniture Brands and its Subsidiaries for the Fiscal Years ended on such dates, and furnished to the Lenders prior to the Effective Date in each case, present fairly the financial condition of Furniture Brands and its Subsidiaries at the date of such balance sheets and the results of the operations of Furniture Brands and its Subsidiaries for the Fiscal Years covered thereby. All of the foregoing financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently applied.

     (b) Since December 31, 1999 there has been no Material Adverse Effect.

     (c) Except as fully  disclosed in the financial  statements  referred to in
Section 7.05(a), there were as of the Effective Date no liabilities or obligations with respect to Furniture Brands or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, could reasonably be expected to have a Material Adverse Effect.

     7.06 Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of the Borrowers, threatened (i) with respect to any Credit Document, (ii) that could reasonably be expected to have a material adverse effect on the rights or remedies of the Agents or the Lenders or on the ability of any Credit Party to perform its obligations to them hereunder and under the other Credit Documents to which it is a party or (iii) that could reasonably be expected to have a Material Adverse Effect.

     7.07 True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of Furniture Brands or any of its Subsidiaries in writing to any Agent or any Lender (including, without limitation, all factual information contained in the Credit Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Furniture Brands or any of its Subsidiaries in writing to any Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

     7.08 Use of Proceeds; Margin Regulations. (a) All proceeds of the Loans shall be used (i) to repay all outstanding Indebtedness under the Existing Credit Agreement, (ii) to pay fees and expenses incurred in connection with this Agreement and (iii) for the Borrowers' and their Subsidiaries' ongoing general corporate purposes, including acquisitions of third Persons (or assets of such Persons).

     (b) Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System. At the time of each Credit Event and after giving effect thereto (including after giving effect to the application of proceeds therefrom), no more than 25% of the value of the assets of the Borrowers, or of the Borrowers and their Subsidiaries taken as a whole, will constitute Margin Stock.

     7.09 Tax Returns and Payments. Each of Furniture Brands and each of its Subsidiaries has timely filed or caused to be timely filed, on the due dates thereof or within applicable grace periods (inclusive of any permitted extensions), with the appropriate taxing authority, all Federal, state and other material returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of Furniture Brands and its Subsidiaries. Each of Furniture Brands and each of its Subsidiaries has paid all material taxes payable by them other than taxes which are not delinquent, and other than those contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. Except as disclosed in the financial statements referred to in Section 7.05(a) and except as disclosed on Schedule IV, there is, as of the Effective Date, no material action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of the Borrowers, threatened by any authority regarding any taxes relating to Furniture Brands or its Subsidiaries.

     7.10 Compliance with ERISA. (a) Each Plan is in substantial compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Plan; to the best knowledge of the Borrowers, no Multiemployer Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan has an accumulated or waived funding deficiency, or has applied for an extension of any amortization period within the meaning of Section 412 of the Code; none of the Borrowers or any of their respective Subsidiaries nor any ERISA Affiliate has incurred any liability to or on account of a Plan and/or a Multiemployer Plan pursuant to Section 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA; no
proceedings have been instituted to terminate or appoint a trustee to administer any Plan; no condition exists which presents a risk to the Borrowers or any of their respective Subsidiaries or any ERISA Affiliate of incurring a liability to or on account of a Plan and/or a Multiemployer Plan pursuant to the foregoing provisions of ERISA and the Code; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrowers, their Subsidiaries and their ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan ended prior to the date of the most recent Credit Event, could not reasonably be expected to have a Material Adverse Effect.

     (b) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. None of the Borrowers nor any of their respective Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of each Borrower's most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

     (c) Notwithstanding anything to the contrary in this Section 7.10, the representations made in this Section 7.10 shall only be untrue if the aggregate effect of all failures and noncompliances of the types described above could reasonably be expected to have a Material Adverse Effect.

     7.11 Properties. Each of Furniture Brands and each of its Subsidiaries has good and valid title to all material properties owned by them, including all property reflected in the balance sheets referred to in Sections 7.05(a) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or otherwise as permitted hereunder), free and clear of all Liens other than Permitted Liens.

     7.12 Subsidiaries. As of the Effective Date, Furniture Brands has no Subsidiaries other than those Subsidiaries listed on Schedule V. Schedule V correctly sets forth, as of the Effective Date, the percentage ownership (direct and indirect) of Furniture Brands in each class of corporate stock or other equity of each of its Subsidiaries and also identifies the direct owner thereof.

     7.13 Compliance with Statutes, etc. Each of Furniture Brands and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of their business and the ownership of their property, except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     7.14 Investment Company Act. None of Furniture Brands nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     7.15 Public Utility Holding Company Act. None of Furniture Brands nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     7.16 Environmental Matters. Except to the extent that any matter described below in this Section 7.16, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, Furniture Brands and each of its Subsidiaries is in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws, and there are no pending or, to the knowledge of the Borrowers, threatened Environmental Claims against Furniture Brands or any of its Subsidiaries or any Real Property presently or formerly owned, leased or operated by Furniture Brands or any of its Subsidiaries.

     7.17 Labor Relations. None of Furniture Brands nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against Furniture Brands or any of its Subsidiaries or, to the best knowledge of the Borrowers, threatened against any of them, before the National Labor Relations Board, and no material grievance or material arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Furniture Brands or any of its Subsidiaries or, to the best knowledge of the Borrowers, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against Furniture Brands or any of its Subsidiaries or, to the best knowledge of the Borrowers, threatened against Furniture Brands or any of its Subsidiaries and (iii) to the best knowledge of the Borrowers, no union representation proceeding pending with respect to the employees of Furniture Brands or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

     7.18 Patents, Licenses, Franchises and Formulas. Furniture Brands and its Subsidiaries own all material patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and have obtained assignments of all leases and other rights of whatever nature, reasonably necessary for the present conduct of their business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected to result in a Material Adverse Effect.

     7.19 Indebtedness. Schedule VII sets forth a true and complete list of all Indebtedness of Furniture Brands and its Subsidiaries as of the Effective Date (excluding the Loans, the Letters of Credit and Acceptances, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any Credit Party or any of its Subsidiaries which directly or indirectly guarantees such Indebtedness.

     7.20 Tax Sharing Agreement. Neither Furniture Brands nor any of its Subsidiaries has any liabilities or obligations arising pursuant to the Tax Sharing Agreement which, either individually or in aggregate, could reasonably be expected to have a Material Adverse Effect.

     SECTION 8. Affirmative Covenants. Each of the Borrowers hereby covenants and agrees that on and after the Effective Date and until the Total Commitment and all Letters of Credit and Acceptances have terminated and the Loans, Notes and Unpaid Drawings (in each case together with interest thereon), Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

     8.01   Information   Covenants.   The   Borrowers   will   furnish  to  the
Administrative Agent, and the Administrative Agent will promptly forward to each
Lender:

          (a) Quarterly Financial Statements. As soon as available and in any event within 45 days after the close of each of the first three quarterly accounting periods in each Fiscal Year, (i) the consolidated balance sheets of Furniture Brands and its Subsidiaries, in each case, as at the end of such quarterly period and the related consolidated statements of income and cash flow for such quarterly period and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly period and (ii) management's discussion and analysis of the important operational and financial developments during such quarterly period.

          (b) Annual Financial Statements. Within 95 days after the close of each Fiscal Year, (i) the consolidated and consolidating balance sheets of Furniture Brands and its Subsidiaries, in each case, as at the end of such Fiscal Year and the related consolidated and consolidating statements of income and consolidated statements of shareholders' equity and cash flow for such Fiscal Year setting forth comparative figures for the preceding Fiscal Year and certified by KPMG LLP or such other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of Furniture Brands and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default with respect to the covenants set forth in Sections 9.01 through 9.11, inclusive, has occurred and is continuing, a statement as to the nature thereof and (ii) management's discussion and analysis of the important operational and financial developments during such Fiscal Year.

          (c) Officer's Certificates. At the time of the delivery of the financial statements provided for in Section 8.01(a) and (b), a certificate of an Authorized Representative of Furniture Brands to the effect that, to the best of such Authorized Representative's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish whether the Borrowers were in compliance with the provisions of Sections 9.01, 9.02, 9.03, 9.05, 9.06 and 9.07 at the end of such fiscal quarter or year, as the case may be.

          (d) Notice of Default or Litigation. Promptly, and in any event within three Business Days after an executive officer of any Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default, (ii) any litigation or governmental investigation or proceeding pending against Furniture Brands or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of any Credit Party to perform its obligations hereunder or under any other Credit Document or (iii) any other development that has had, or could reasonably be expected to have, a Material Adverse Effect.

          (e) Other Reports and Filings. Promptly, copies of all financial information, proxy materials and other information and reports, if any, which Furniture Brands or any of its Subsidiaries shall file with the Securities and Exchange Commission or any successor thereto (the "SEC") or deliver to holders of its Indebtedness (or any trustee, agent or other representative therefor) pursuant to the terms of the documentation governing such Indebtedness.

          (f) Debt Rating. Promptly upon, and in any event within three Business Days after, an Authorized Representative of any Borrower obtains knowledge of any change by Moody's or S&P in the Debt Rating, notice of such change.

          (g) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to Furniture Brands or any of its Subsidiaries as any Agent or Lender may reasonably request in writing.

     8.02 Books, Records and Inspections. The Borrowers will, and will cause each of their respective Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrowers will, and will cause each of their respective Subsidiaries to, permit officers and designated representatives of any Agent or the Required Lenders to visit and inspect, after reasonable notice during regular business hours and under guidance of officers of the Borrowers or such Subsidiary, any of the properties of the Borrowers or such Subsidiary, and to examine the books of account of the Borrowers or such Subsidiary and discuss the affairs, finances and accounts of the Borrowers or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as such Agent or such Lender may request.

     8.03 Maintenance of Insurance. The Borrowers will, and will cause each of their respective Subsidiaries to, maintain insurance on all its property in at least such amounts and against at least such risks and with such deductibles or self-insured retentions as is consistent and in accordance with industry practice.

                  8.04 Corporate Franchises. The Borrowers will, and will cause each of their respective Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this Section 8.04 shall prevent (i) sales of assets, mergers or other transactions by or among Furniture Brands or any of its Subsidiaries in accordance with Section 9.02 or (ii) (x) the withdrawal by Furniture Brands or any of the Subsidiaries of its qualification as a foreign corporation or the failure to qualify as a foreign corporation in any jurisdiction or (y) the amendment of the Certificate of Incorporation or By-Laws of Furniture Brands or any of its Subsidiaries, in each case which would not in any way materially and adversely affect the Lenders, and where such withdrawal or failure or amendment, as the case may be, could not reasonably be expected to have a Material Adverse Effect.

     8.05 Compliance with Statutes, etc. The Borrowers will, and will cause each of their respective Subsidiaries to, comply with all applicable statutes, regulations and orders (including, without limitation, any Environmental Laws) of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     8.06 ERISA. As soon as possible and, in any event, within 20 days after the Borrowers or any of their respective Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrowers will deliver to the Administrative Agent, and the Administrative Agent shall promptly forward to each Lender, a certificate of an Authorized Representative of the Borrowers setting forth details as to such occurrence and the action, if any, that the Borrowers, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrowers, such Subsidiary, the ERISA Affiliate, the PBGC, or a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application is likely to be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan and/or a Multiemployer Plan; that a Plan and/or Multiemployer Plan has been or is reasonably expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan and/or a Multiemployer Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code; that proceedings are likely to be or have been instituted or notice has been given to terminate or appoint a trustee to administer a Plan and/or a Multiemployer Plan; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan if material in amount; that the Borrowers, any of their respective Subsidiaries or any ERISA Affiliate will or is reasonably expected to incur any material liability (including any indirect, contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan and/or Multiemployer Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan and/or Multiemployer Plan under Section 401(a)(29) of the Code; or that the Borrowers or any Subsidiary is reasonably expected to incur any liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA) which liability, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Upon request, the Borrowers will deliver to each of the Lenders a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of such annual reports and any material notices received by the Borrowers or any of their respective Subsidiaries or any ERISA Affiliate with respect to any Plan and/or Multiemployer Plan and/or Foreign Pension Plan shall be delivered to the Lenders no later than 20 days after the date such report has been requested or such notice has been received by the Borrowers, the Subsidiary or the ERISA Affiliate, as applicable.

     8.07 End of Fiscal Years; Fiscal Quarters. Furniture Brands will cause (i) each of its Fiscal Years to end on December 31 of each year, and each of its fiscal quarters to end on each March 31, June 30, September 30 and December 31 and (ii) each of its Subsidiaries' (x) fiscal years to end on the Saturday closest to December 31 and (y) fiscal quarters to end on the Saturday closest to the last day of each March, June, September and December, provided, that any of the foregoing may be changed if the Borrowers shall have first given the Agents at least 45 days' prior written notice thereof and the Borrowers, to the extent requested by the Agents, shall have entered into an appropriate amendment to this Agreement, in form and substance reasonably satisfactory to the Administrative Agent, to ensure that the financial covenants contained in Sections 9.05 and 9.06 are measured on substantially the same basis as such covenants are measured on the Effective Date.

     8.08 Payment of Taxes. Each of the Borrowers will pay and discharge, or cause to be paid and discharged, and will cause each of their respective Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any material properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of Furniture Brands or any of its Subsidiaries; provided that none of Furniture Brands nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

     8.09 Additional Subsidiary Guarantors. Unless the Required Lenders otherwise agree, each Borrower agrees to cause each of its Wholly-Owned Domestic Subsidiaries that are acquired or created after the Effective Date to promptly (and in any event within 10 Business Days of such acquisition or creation) execute and deliver a counterpart of the Subsidiaries Guaranty.

     SECTION 9. Negative Covenants. The Borrowers covenant and agree that on and after the Effective Date and until the Total Commitment and all Letters of Credit and Acceptances have terminated and the Loans, Notes and Unpaid Drawings (in each case together with interest thereon), Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

     9.01 Liens. The Borrowers will not, and will not permit any of their respective Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of Furniture Brands or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to Furniture Brands or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 9.01 shall not prevent the creation, incurrence, filing, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

          (i) incipient Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles in the United States (or the equivalent thereof in any country in which a Foreign Sales Corporation or a Foreign Subsidiary is doing business, as applicable);

          (ii) Liens in respect of property or assets of the Borrowers or any of their Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Borrowers' or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of the Borrowers or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

          (iii) Liens in existence on the Effective Date which are listed, and the property subject thereto described, in Schedule VI, plus renewals and extensions of such Liens to the extent set forth on Schedule VI, provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding on the Effective Date or, if less, at the time of any such renewal or extension and (y) any such renewal or extension does not encumber any additional assets or properties of Furniture Brands or any of its Subsidiaries;

          (iv) (a) licenses, leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of Furniture Brands and its Subsidiaries taken as a whole, (b) Liens arising from precautionary UCC financing statements regarding operating leases and (c) statutory and common law landlords' liens under leases to which any of the Borrower and its Subsidiaries is a party;

          (v) Liens upon assets subject to Capitalized Lease Obligations of the Borrowers and their Subsidiaries to the extent permitted by Section 9.03(vi), provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrowers or any of their Subsidiaries;

          (vi) Liens placed upon assets used in the ordinary course of business of the Borrowers or any of their Subsidiaries at the time of acquisition or new construction thereof by the Borrowers or any such Subsidiary or within 180 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price and/or construction costs thereof, plus renewals or extensions of such Liens, provided that (x) the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted by this clause (vi) shall not at any time exceed the amount of Indebtedness permitted to be outstanding pursuant to Section 9.03(vi) and (y) in all events, the Lien encumbering the assets so acquired or newly constructed does not encumber any other asset of the Borrowers or such Subsidiary;

          (vii) Liens existing on specific tangible assets at the time acquired by Furniture Brands or any of its Subsidiaries or on assets of a Person at the time such Person is acquired by Furniture Brands or any of its Subsidiaries (together with Liens securing any extensions, renewals or refinancings of the Indebtedness secured thereby to the extent not increasing the outstanding principal amount thereof or extending to any other asset of Furniture Brands or its Subsidiaries), provided that (i) no such Liens were created at the time of or in contemplation of the acquisition of such assets or Person by Furniture Brands and/or its Subsidiaries, (ii) in the case of any such acquisition of a Person, any Lien attaches only to a specific tangible asset of such Person and not assets of such Person generally and (iii) the Indebtedness secured by any such Lien does not exceed 100% of the fair market value of the asset to which such Lien attaches, determined at the time of the acquisition of such asset or Person in good faith by the Borrower or the respective Subsidiary;

          (viii) easements, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies, in each case whether now or hereafter in existence, not securing Indebtedness and not materially interfering with the conduct of the business of the Borrowers or any of their respective Subsidiaries;

          (ix) Liens arising out of the existence of judgments or awards not constituting an Event of Default under Section 10.09, provided that no cash or property is deposited or delivered to secure the respective judgment or award (or any appeal bond in respect thereof, except as permitted by clause
     (xii) of this Section 9.01);

          (x) any interest or title of a lessor, sublessor, licensee or licensor under any lease or license agreement permitted by this Agreement;

          (xi) Liens (other than any Lien imposed by ERISA) incurred in the ordinary course of business of the Borrowers and their respective
     Subsidiaries in connection with workers' compensation, unemployment insurance and other social security legislation;

          (xii) Liens (x) to secure the performance by the Borrowers and their respective Subsidiaries of tenders, statutory obligations, surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (y) to secure the performance by the Borrowers and their respective Subsidiaries of leases of Real Property, to the extent incurred or made in the ordinary course of business consistent with past practices, provided that the aggregate amount of cash deposits, and fair market value of all other property subject to Liens, at any time pursuant to this clause
     (xii) shall not exceed $12,500,000 in the aggregate;

          (xiii) Liens (x) in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods or (y) in respect of property or assets of Thomasville or any of its Subsidiaries imposed by law or governmental action which arise out of actual or potential claims under any Environmental Law disclosed in the environmental report furnished to the Administrative Agent prior to November 17, 1994, in each case so long as the Liens described in this clause (y) are being contested in good faith (or Furniture Brands or its respective Subsidiaries are in good faith pursuing indemnities in respect thereof pursuant to the Armstrong Stock Purchase Agreement) pursuant to appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject to any such Lien and so long as adequate reserves (if necessary) have been established in accordance with generally accepted accounting principles with respect to the liability or liabilities secured by such Liens;

          (xiv) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrowers or any of their Subsidiaries in the ordinary course of business consistent with the past practices; or

          (xv) Liens not otherwise permitted by the foregoing clauses (i) through (xiv) to the extent attaching to properties and assets with an aggregate fair value not in excess of, and securing liabilities not in excess of, $20,000,000 in the aggregate at any time outstanding.

     9.02 Fundamental Changes. Furniture Brands will not, and will not permit any of its Subsidiaries to, consolidate with, merge into, or sell all or substantially all of the assets of Furniture Brands and its Subsidiaries taken as a whole (whether in a single transaction or in a series of related transactions) to any other Person or permit any other Person to merge into it or any of its Subsidiaries, except that the following shall be permitted:

          (i) any Subsidiary of Furniture Brands may merge or consolidate with another Subsidiary of Furniture Brands or with Furniture Brands so long as
     (x) in the case of a merger or consolidation involving a Borrower, the Borrower is the surviving Person (it being understood and agreed that none of the Borrowers may be merged or consolidated out of existence without the prior written consent of the Required Lenders) and (y) in the case of a merger or consolidation involving a Subsidiary Guarantor (unless the respective Subsidiary Guarantor is merging into or consolidating with a Borrower which will be the survivor thereof), the Subsidiary Guarantor is the surviving Person;

          (ii) any Person (not already a Borrower or Subsidiary thereof) may merge or consolidate with any Subsidiary of Furniture Brands (other than a Borrower) so long as (x) the surviving Person is, or as a result of such merger or consolidation becomes, a Subsidiary of Furniture Brands in which Furniture Brands has direct and indirect ownership interests at least as great as those (in terms of percentages of economic interests and voting interests) held by it in the Subsidiary with which the respective Person merged or consolidated immediately before giving effect to the respective merger or consolidation, (y) if such surviving Person is a Wholly-Owned Domestic Subsidiary of Furniture Brands, such Wholly-Owned Domestic Subsidiary takes all action required pursuant to Section 8.09 and (z) both before and immediately after giving effect to such merger or consolidation, no Default or Event of Default shall have occurred and be continuing; and

          (iii) any Person (not already a Borrower or Subsidiary thereof) may merge or consolidate with a Borrower so long as (x) the respective Borrower is the surviving corporation, and (y) both before and immediately after giving effect to such merger or consolidation, no Default or Event of Default shall have occurred and be continuing.

     9.03 Indebtedness. Furniture Brands will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

          (ii) so long as no Default or Event of Default then exists or would result therefrom, Permitted Indebtedness shall be permitted on terms and conditions set forth in the definition of Permitted Indebtedness;

          (iii) Indebtedness outstanding on the Effective Date shall be permitted to the extent the same is listed on Schedule VII, together with any refinancings or renewals thereof, in each case so long as no additional obligors or guarantors, or security, is provided in connection with the respective such renewal or refinancing and so long as the principal amount is not increased as a result thereof;

          (iv) accrued expenses and current trade accounts payable incurred in the ordinary course of business;

          (v) Indebtedness under Interest Rate Protection Agreements entered into with respect to other Indebtedness permitted under this Section 9.03 so long as the entering into of such Interest Rate Protection Agreements are bona fide hedging activities and are not for speculative purposes;

          (vi) Indebtedness of the Borrowers and their Subsidiaries evidenced by Capitalized Lease Obligations to the extent permitted pursuant to Section 9.01(v), and Indebtedness secured by Liens permitted under Section 9.01(vi); provided that in no event shall the aggregate principal amount of Capitalized Lease Obligations and other Indebtedness permitted by this clause (vi) exceed $20,000,000;

          (vii) Indebtedness under Currency Hedging Agreements so long as (i) any such Currency Hedging Agreement is reasonably related to income (in currencies other than Dollars) derived from foreign operations of the Borrowers or any Subsidiary (or any Foreign Sales Corporation) or otherwise related to purchases (in currencies other than Dollars) permitted hereunder from foreign suppliers and (ii) such Currency Hedging Agreements do not exceed a notional amount equal to $15,000,000 in the aggregate at any one time;

          (viii)  intercompany   Indebtedness  among  the  Borrowers  and  their
     Subsidiaries;

          (ix) Indebtedness of a Subsidiary existing at the time of acquisition thereof by Furniture Brands or a Subsidiary thereof (or Indebtedness assumed at the time of such an acquisition of an asset securing such Indebtedness), provided that (a) such Indebtedness was not incurred in connection with, or in contemplation of, such acquisition and (b) any Lien securing such Indebtedness is permitted under Section 9.01(vii);

          (x) Indebtedness in respect of bid, performance, advance payment or surety bonds entered into in the ordinary course of business consistent with past practices;

          (xi) Contingent Obligations (a) of the Borrowers or any of their Subsidiaries as a guarantor of the lessee under any lease pursuant to which the Borrowers or a Subsidiary is the lessee so long as such lease is otherwise permitted hereunder, (b) of Furniture Brands constituting guarantees by Furniture Brands of trade payables owing by its Subsidiaries in their ordinary course of business, (c) of Furniture Brands and/or Thomasville consisting of guarantees (with the maximum amount guaranteed at any time pursuant to this clause (c) not to exceed $7,500,000 in the aggregate) of actual or potential claims under Environmental Laws referred to in Section 9.01(xiii)(y) and (d) of the Borrowers or any Subsidiary as a guarantor of the lessee under any lease pursuant to which a third party is the lessee in an aggregate amount not to exceed $135,000,000; and

          (xii) Contingent Obligations of Furniture Brands pursuant to the Tax Sharing Agreements.

     9.04 Transactions with Affiliates. The Borrowers will not, and will not permit any of their respective Subsidiaries to, enter into any transaction or series of related transactions with any Affiliate of Furniture Brands or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to the Borrowers or such Subsidiary as would reasonably be obtained by the Borrowers or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except:

          (i) transactions between or among the Borrowers and/or one or more Subsidiaries of Furniture Brands and not involving any other Affiliate of Furniture Brands shall be permitted;

          (ii) customary fees may be paid to non-officer directors of the Borrowers and their Subsidiaries;

          (iii) Furniture Brands and its Subsidiaries may enter into employment arrangements with respect to the procurement of services with their respective officers and employees in the ordinary course of business;

          (iv) Furniture  Brands may sell or issue Furniture Brands Common Stock
     and  Qualified   Preferred   Stock  to  its  Affiliates   (other  than  its
     Subsidiaries); and

          (v) Furniture Brands may modify the Tax Sharing Agreement as provided in Section 9.08(b).

     9.05 Maximum Leverage Ratio. The Borrowers will not permit the Leverage Ratio at any time to be greater than 2.75:1.00.

     9.06 Minimum Consolidated Net Worth. The Borrowers will not permit Consolidated Net Worth at any time during a period set forth below to be less than the amount set forth opposite such period:

                  Period                                          Amount
                  ------                                          ------

                  From September 30, 2000 to
                  December 30, 2000                            $450,000,000

                  From December 31, 2000 to
                  March 30, 2001                               $465,000,000

                  From March 31, 2001
                  to June 29, 2001                             $480,000,000

                  From June 30, 2001
                  to September 29, 2001                        $495,000,000

                  From September 30, 2001 to
                  December 30, 2001                            $515,000,000

                  From December 31, 2001
                  to March 30, 2002                            $540,000,000

                  From March 31, 2002
                  to June 29, 2002                             $560,000,000

                  From June 30, 2002
                  to September 29, 2002                        $580,000,000

                  From September 30, 2002
                  to December 30, 2002                         $610,000,000

                  From December 31, 2002
                  to March 30, 2003                            $640,000,000

                  From March 31, 2003
                  to June 29, 2003                             $660,000,000

                  From June 30, 2003
                  to September 29, 2003                        $680,000,000

                  From September 30, 2003
                  to December 30, 2003                         $715,000,000

                  From December 31, 2003
                  to March 30, 2004                            $750,000,000

                  From March 31, 2004
                  to June 29, 2004                             $770,000,000

                  From June 30, 2004
                  to September 29, 2004                        $790,000,000

                  From September 30, 2004
                  to December 30, 2004                         $820,000,000

                  From December 31, 2004
                  to March 30, 2005                            $850,000,000

                  Thereafter                                   $880,000,000

     9.07 Ownership of Assets by the Borrowers and the Subsidiary Guarantors. The Borrowers will not at any time allow the assets directly owned by the Borrowers and the Subsidiary Guarantors to constitute less than 80% of the aggregate fair market value (as determined in good faith by Furniture Brands) of the consolidated assets of Furniture Brands and all of its Subsidiaries.

     9.08 Limitation on Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc. (a) The Borrowers will not, and will not permit any of their respective Subsidiaries to, amend or modify its Certificate of Incorporation (including, without limitation, by the filing or modification of any certificate of designation) or By-Laws (or equivalent organizational documents), or any agreement entered into by it, with respect to its capital stock or enter into any new agreement with respect to its capital stock if the foregoing would in any way materially and adversely affect the Lenders.

     (b) The Borrowers will not, and will not permit any of their respective Subsidiaries to, amend, modify or change any provision of any Tax Sharing
Agreement other than any amendments, modifications and changes which (individually and in the aggregate) would not in any way materially and adversely affect the Lenders or are consented to in writing by the Required Lenders.

     9.09 Business. The Borrowers will not, and will not permit any of their Subsidiaries, to engage (directly or indirectly) in any business other than substantially the same lines of business in which they are engaged on the Effective Date and reasonable extensions thereof and other businesses that are complimentary or reasonably related thereto.

     9.10 Limitation on Certain Restrictions on Subsidiaries. The Borrowers will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, except as set forth on Schedule VIII, any encumbrance or restriction on the ability of any such Subsidiary to (x) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by any Borrower or any of its Subsidiaries, or pay any Indebtedness owed to any Borrower or any of its Subsidiaries, (y) make loans or advances to any Borrower or any of its Subsidiaries or (z) transfer any of its properties or assets to any Borrower or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law,
(ii) this Agreement and the other Credit Documents, (iii) other Indebtedness permitted pursuant to Section 9.03, in each case so long as the encumbrances and restrictions contained therein are not more restrictive than those contained in this Agreement, (iv) holders of Permitted Liens may restrict the transfer of any assets subject thereto, (v) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrowers or of any Subsidiary of the Borrowers, and (vi) customary provisions restricting assignment of any licensing agreement entered into by the Borrowers or any of their Subsidiaries in the ordinary course of business.

     9.11 Limitation on Issuance of Capital Stock. (a) Furniture Brands will not issue (i) any Preferred Stock other than Qualified Preferred Stock (so long as no Event of Default pursuant to Section 10.09 will result therefrom) or (ii) any redeemable common stock other than common stock that is redeemable at the sole option of Furniture Brands; it being understood that Furniture Brands may from time to time issue Furniture Brands Common Stock pursuant to the exercise of options therefor.

     (b) Furniture Brands shall not permit any of its Subsidiaries to issue, any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and additional issuances which do not decrease the percentage ownership of Furniture Brands or any of its Subsidiaries in any class of the capital stock of such Subsidiaries, (iii) to qualify directors to the extent required by applicable law, and (iv) for issuances by newly created or acquired Subsidiaries in accordance with the terms of this Agreement.

     SECTION 10. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

     10.01 Payments. The Borrowers shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any Unpaid Drawings or interest on any Loan or Note, or any Fees or any other amounts owing hereunder or thereunder; or

     10.02 Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

     10.03 Covenants. The Borrowers shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 8.01(d)(i), 8.07, 8.09 or Section 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of 30 days after written notice to the Borrowers by the Administrative Agent or any Lender; or

     10.04 Default Under Other Agreements. The Borrowers or any of their respective Subsidiaries shall (i) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (iii) any Indebtedness (other than the Obligations) of the Borrowers or any of their respective Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that (x) it shall not be a Default or Event of Default under this
Section 10.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) through (iii), inclusive, is at least $10,000,000; or

     10.05 Bankruptcy, etc. The Borrowers or any of their respective Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrowers or any of their respective Subsidiaries and the petition is not controverted within 30 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy
Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrowers or any of their respective Subsidiaries, or the Borrowers or any of their respective Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrowers or any of their respective Subsidiaries, or there is commenced against the Borrowers or any of their respective Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or the Borrowers or any of their respective Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrowers or any of their respective Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrowers or any of their respective Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrowers or any of their respective Subsidiaries for the purpose of effecting any of the foregoing; or

     10.06 ERISA. (a) Any Plan and/or Multiemployer Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, any Plan and/or Multiemployer Plan shall have had or is likely to have a trustee appointed to administer such Plan and/or Multiemployer Plan pursuant to Section 4042 of ERISA, any Plan and/or Multiemployer Plan shall have been or is reasonably expected to be terminated or to be the subject of termination proceedings under Section 4042 of ERISA, any Plan and/or Multiemployer Plan shall have an Unfunded Current Liability, a contribution required to be made to a Plan, Multiemployer Plan and/or Foreign Pension Plan has not been timely made, the Borrowers or any of their respective Subsidiaries or any ERISA Affiliate have incurred or is reasonably expected to incur a liability to or on account of a Plan and/or Multiemployer Plan under
Section 409, 502(i),  502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of
ERISA or Section 401(a)(29), 4971, 4975 or 4980 of the Code, or the Borrowers or any of their respective Subsidiaries have incurred or are reasonably expected to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) which provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA) or Foreign Pension Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; (c) and in each case in clauses (a) and
(b) above, such lien, security interest or liability, individually, or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect; or

     10.07 Subsidiaries Guaranty. The Subsidiaries Guaranty or any provision thereof shall cease to be in full force or effect as to any Subsidiary Guarantor, or any Subsidiary Guarantor or Person acting by or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor's obligations under the Subsidiaries Guaranty, or any Subsidiary Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Subsidiaries Guaranty; or

     10.08 Judgments. One or more judgments or decrees shall be entered against the Borrowers or any of their respective Subsidiaries involving in the aggregate for the Borrowers and their respective Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate amount of all such judgments exceeds $10,000,000;

     10.09 Change of Control. A Change of Control shall occur; or

     10.10 Tax Sharing Agreement. One or more parties to a Tax Sharing Agreement (other than Borrowers or any of their respective Subsidiaries) shall have defaulted in its or their payment obligations in an aggregate amount equal to or greater than $5,000,000 thereunder and such default or defaults shall remain unremedied for a period in excess of ten consecutive Business Days;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the Borrowers, take any or all of the following actions, without prejudice to the rights of any Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 10.05 shall occur with respect to the Borrowers, the result of which would occur upon the giving of written notice by the Administrative Agent to the Borrowers as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately and any Commitment Commission and other Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the Borrowers to pay (and the Borrowers agree that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Borrowers, they will pay) to the Administrative Agent at the Payment Office such additional amount of cash, to be held as security by the Administrative Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrowers and all Acceptances then outstanding; and (v) apply any cash collateral held for the benefit of the Lenders pursuant to Section 4.02 to repay outstanding Obligations.

     SECTION 11. Definitions and Accounting Terms.

     11.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Acceptance" shall mean a draft under a Letter of Credit drawn on and accepted by the relevant Issuing Lender unconditionally ordering payment in Dollars or any Alternate Currency of a sum certain to the order of the beneficiary with respect to such Letter of Credit at a specified future time.

     "Acceptance  Facing  Fee" shall  having  the  meaning  provided  in Section
3.01(c).

     "Acceptance Fee" shall have the meaning provided in Section 3.01(b).

     "Additional Commitment" shall mean, for each Lender (or such other Person who will become a Lender as contemplated in clause (vii) of Section 1.14(a)), any commitment to make Revolving Loans pursuant to Section 1.14, in such amount as agreed to by such Lender (or such other Person) in the respective Additional Commitment Agreement; provided that on the Additional Commitment Date upon which an Additional Commitment of any Lender becomes effective, such Additional Commitment of such Lender shall be added to (and thereafter become a part of) the Commitment of such Lender for all purposes of this Agreement as contemplated by Section 1.14.

     "Additional Commitment Agreement" shall mean an Additional Commitment Agreement substantially in the form of Exhibit I (appropriately completed).

     "Additional Commitment Date" shall mean each date upon which an Additional Commitment under an Additional Commitment Agreement becomes effective as provided in Section 1.14(b)(i).

     "Additional Commitment Requirements" shall mean, with respect to any request for an Additional Commitment made pursuant to Section 1.14 or any provision of an Additional Commitment on any Additional Commitment Date, the satisfaction of each of the following conditions: (i) no Default or Event of Default then exists or would result therefrom (for purposes of such determination, assuming the relevant Revolving Loans in an aggregate principal amount equal to the full amount of Additional Commitments then requested or provided had been incurred, on such date of request or Additional Commitment Date, as the case may be), (ii) calculations are made by Furniture Brands demonstrating compliance with the covenants contained in Sections 9.05 and 9.06 for the Reference Period most recently ended prior to the date of the respective request for Additional Commitments or the relevant Additional Commitment Date, as the case may be, on a Pro Forma Basis, (iii) Furniture Brands certifies (and, if requested by the Administrative Agent, delivers to it satisfactory opinions of counsel (including in-house counsel) and such other supporting information as may be reasonably requested) to the Administrative Agent that the Total Commitment (as increased by the Additional Commitments) may be fully utilized through the incurrence of loans pursuant to this Agreement without causing a violation of any then existing Indebtedness or other material agreements of Furniture Brands and its Subsidiaries and (iv) the delivery by Furniture Brands of officer's certificates to the Administrative Agent certifying as to compliance with preceding clauses (i), (ii) and (iii) and containing the calculations required by clause (ii).

     "Additional Lender" shall have the meaning provided in Section 1.14(b).

     "Administrative Agent" shall mean DBAG, in its capacity as Administrative Agent for the Lenders hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

     "Affiliate" shall mean, with respect to any Person, any other Person (including, for purposes of Section 9.04 only, all directors, officers and partners of such Person) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; provided, however, that for purposes of Section 9.04, an Affiliate of Furniture Brands shall include any Person that directly or indirectly owns more than 5% of any class of the capital stock of Furniture Brands and any officer or director of Furniture Brands or any such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agents" shall mean and include the Administrative Agent, the Documentation Agent and the Syndication Agent and, for purposes of Sections 12, 13.01, 13.12 and 13.16 only, the Lead Arranger.

     "Agreement" shall mean this Credit Agreement, as modified, supplemented, amended, restated, extended, renewed or replaced from time to time.

     "Alternate Currency" shall mean each of Euros, Deutsche Marks, Japanese Yen, Canadian Dollars, French Francs and British Pounds Sterling and such other currencies which are readily convertible into Dollars.

     "Applicable Base Rate Margin", "Applicable Commitment Commission Percentage" and "Applicable Eurodollar Margin" shall mean (i) with respect to Commitment Commission, the respective percentage per annum set forth below under the column "Applicable Commitment Commission Percentage" and opposite the respective Level (i.e., Level 1, Level 2, Level 3, Level 4, Level 5 or Level 6, as the case may be) that is currently then in effect based on the Debt Rating, and (ii) with respect to Loans, the respective percentage per annum set forth below under the column for the respective Type of Loans and opposite the respective Level (i.e., Level 1, Level 2, Level 3, Level 4, Level 5 or Level 6, as the case may be) that is currently then in effect based on the Debt Rating:


                           Higher Debt Rating
                          (or, in the case of                                                      Applicable
                           Level 4 Pricing,          Applicable             Applicable             Commitment
        Pricing             required Debt             Base Rate             Eurodollar             Commission
         Level                 Ratings)                Margin                 Margin               Percentage
         -----                 --------                ------                 ------               ----------

           1             A- or A3 or higher          0.000%                 0.500%                  0.100%
           2             BBB+ or Baa1                0.000%                 0.625%                  0.125%
           3             BBB or Baa2                 0.000%                 0.750%                  0.150%
           4             both BBB- and Baa3          0.000%                 1.000%                  0.200%
           5             BBB- or Baa3, but           0.125%                 1.125%                  0.250%
                         not both
           6             BB+ or Ba1 or below         0.300%                 1.300%                  0.300%
                         or unrated

; provided that (A) Level 6 pricing shall apply at all times when (i) no Debt Rating is available or (ii) any Default or Event of Default is in existence and
(B) in making the foregoing determinations, in the case of a split Debt Rating where the higher Debt Rating is two or more Debt Rating levels (treating pluses, non-pluses, minuses and non-minuses as different levels and treating a failure to be rated by either Moody's or S&P (but not both) as if the Debt Rating so provided by Moody's or S&P, as the case may be, is the higher Debt Rating for the purpose of the table above) above the lower Debt Rating, the higher Debt Rating for purposes of determining the Pricing Levels as described above shall be deemed to be one Debt Rating level below the Debt Rating actually constituting the higher Debt Rating. Any change in the Applicable Base Rate Margin, the Applicable Commitment Commission or the Applicable Eurodollar Margin due to a change in the Debt Rating shall be effective on the effective date of such change in the applicable Debt Rating.

     "Armstrong  Stock  Purchase   Agreement"  shall  mean  the  Stock  Purchase
Agreement, dated as of November 18, 1995, by and among Armstrong World Industries, Inc., Armstrong Enterprises, Inc. and Furniture Brands.

     "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit H (appropriately completed).

     "Authorized Representative" shall mean, with respect to (i) delivering Notices of Borrowing, Notices of Conversion, Letter of Credit Requests and similar notices, any person or persons that has or have been authorized by the respective boards of the Borrowers to deliver such notices pursuant to this Agreement and that has or have appropriate signature cards on file with the Administrative Agent, the Swingline Lender and each Issuing Lender; (ii) delivering financial information and officer's certificates pursuant to this Agreement, any financial officer of Furniture Brands and (iii) any other matter in connection with this Agreement or any other Credit Document, any officer (or a person or persons so designated by any two officers) of Furniture Brands.

     "Bank of America" means Bank of America, N.A. in its individual capacity.

     "Bankruptcy Code" shall have the meaning provided in Section 10.05.

     "Base Rate" at any time shall mean the higher of (i) 1/2 of 1% in excess of the overnight Federal Funds Rate and (ii) the Prime Lending Rate.

     "Base Rate Loan" shall mean (i) each Swingline Loan and (ii) each Revolving Loan designated or deemed designated as such by the Borrowers at the time of the incurrence thereof or conversion thereto.

     "Borrowers" shall have the meaning provided in the first paragraph of this Agreement.

     "Borrowing" shall mean the incurrence of (i) Swingline Loans by the Borrowers from the Swingline Lender on a given date or (ii) one Type of Revolving Loan by the Borrowers from all of the Lenders on a pro rata basis on a given date (or resulting from conversions on a given date), having in the case of Eurodollar Loans the same Interest Period; provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of any related Borrowing of Eurodollar Loans.

     "Broyhill" shall have the meaning provided in the first paragraph of this Agreement.

     "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York interbank Eurodollar market.

     "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

     "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof, the District of Columbia or any foreign jurisdiction having capital, surplus and undivided profits aggregating in excess of
$200,000,000, with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause
(ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and in each case maturing not more than one year after the date of acquisition by such Person, (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above and (vi) demand deposit accounts maintained in the ordinary course of business not in excess of $100,000 in the aggregate.

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. ss. 9601 et seq.

     "Change of Control" shall mean the occurrence of any of the following: (i) Furniture Brands shall at any time cease to own 100% of the capital stock of any of Broyhill, Lane or Thomasville, (ii) the first date upon which a majority of the Persons on the board of directors of Furniture Brands are not Continuing Directors or (iii) any Person, entity or "group" (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) is or becomes the beneficial owner of an amount of outstanding Voting Stock of Furniture Brands in excess of 25% of the total amount of fully diluted shares of outstanding Voting Stock of Furniture Brands.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provision of the Code, amendatory thereof, supplemental thereto or substituted therefor.

     "Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I hereto directly below the column entitled "Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03 and/or 10, (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 or 13.04(b) or (z) adjusted pursuant to Section 1.14, it being understood that on each Additional Commitment Date, the Additional Commitment of any Lender becoming effective on such date shall be added to (and thereafter become all or a part of) the Commitment of such Lender for all purposes of this Agreement as contemplated by Section 1.14.

     "Commitment Commission" shall have the meaning provided in Section 3.01(a).

     "Consolidated Current Liabilities" shall mean, at any time, the amounts that would be classified as consolidated current liabilities of Furniture Brands and its Subsidiaries at such time in accordance with generally accepted accounting principles in a consolidated balance sheet, but excluding the current portion of any Indebtedness under this Agreement and any other Indebtedness which would otherwise be included therein.

     "Consolidated Debt" shall mean, at any time, the remainder of (i) all Indebtedness of Furniture Brands and its Subsidiaries at such time determined on a consolidated basis with respect to borrowed money or other obligations of such Persons which at such time would appear on the balance sheet of such Persons as indebtedness (including unreimbursed drawings under Letters of Credit and unreimbursed payments under Acceptances, but excluding Consolidated Current Liabilities and deferred tax and pension liabilities) less (ii) the amount of cash in excess of $5,000,000 shown on the consolidated balance sheet of Furniture Brands and its Subsidiaries at such time.

     "Consolidated EBIT" shall mean, for any period, the Consolidated Net Income of Furniture Brands and its Subsidiaries, determined on a consolidated basis, before Consolidated Net Interest Expense (to the extent deducted in arriving at Consolidated Net Income) and provision for taxes or gains or losses from sales of assets other than inventory sold in the ordinary course of business, in each case that were included in arriving at Consolidated Net Income.

     "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT, adjusted by (i) adding thereto the amount of all amortization of intangibles and depreciation, in each case that were deducted in arriving at Consolidated EBIT for such period and (ii) giving effect on a Pro Forma Basis to any Significant Acquisition or Significant Divestiture during such period.

     "Consolidated Net Income" shall mean, for any period, the net after tax income of Furniture Brands and its Subsidiaries determined on a consolidated basis, without giving effect to any extraordinary gains or losses; provided that (without duplication of exclusions) (i) the net income (to the extent positive) of any Person that is not a Subsidiary of Furniture Brands or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to Furniture Brands or a Wholly-Owned Subsidiary thereof, (ii) to the extent Consolidated Net Income reflects amounts attributable to minority interests in Subsidiaries that are not Wholly-Owned Subsidiaries of Furniture Brands, Consolidated Net Income shall be reduced by the amounts attributable to such minority interests, (iii) the net income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends and distributions by that Subsidiary of net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iv) the net income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (v) the cumulative effect of a change in accounting principles shall be excluded.

     "Consolidated Net Worth" shall mean, as at any date of determination, the stockholders' equity of Furniture Brands determined in accordance with generally accepted accounting principles and as would be reflected on a consolidated balance sheet of Furniture Brands prepared as of such date.

     "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

     "Continuing Directors" shall mean the directors of Furniture Brands on the Effective Date and each other director if such director's nomination for election to the board of directors of Furniture Brands is recommended by a majority of the then Continuing Directors.

     "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Revolving Note, the Swingline Note and the Subsidiaries Guaranty and, after the execution and delivery thereof, each additional guaranty executed pursuant to Section 8.09.

     "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

     "Credit Party" shall mean each Borrower and each Subsidiary Guarantor.

     "Currency Hedging Agreements" shall mean any foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

     "DBAG" shall mean Deutsche Bank AG, New York Branch, in its individual capacity.

     "Debt Rating" shall mean and include, on any date, each of the ratings of Furniture Brands' (or the Borrowers' joint and several) senior unsecured long-term Indebtedness, as most recently publicly announced by Moody's and S&P.

     "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

     "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

     "Documentation Agent" shall have the meaning provided in the first paragraph of this Agreement.

                  "Dollar Equivalent" shall mean, with respect to any currency other than Dollars, the amount of Dollars into which such currency could be converted at the Exchange Rate.

     "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

     "Domestic Subsidiary" shall mean each Subsidiary of Furniture Brands that is incorporated under the laws of the United States or any State thereof.

     "Drawing" shall have the meaning provided in Section 2.05(b).

     "Effective Date" shall have the meaning provided in Section 13.10.

     "Eligible Transferee" shall mean and include a commercial bank, mutual fund, financial institution or other "accredited investor" (as defined in Regulation D of the Securities Act) but in any event excluding Furniture Brands and its Subsidiaries.

     "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

     "Environmental Law" means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on the Borrowers or any of their respective Subsidiaries, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq.; the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. ss. 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. ss. 1801 et seq.; the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

     "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrowers or any Subsidiary of the Borrowers would be deemed to be a "single employer" (i) within the meaning of Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of the Borrowers or any Subsidiary of the Borrowers being or having been a general partner of such person.

     "Eurodollar Loan" shall mean each Loan designated as such by the Borrowers at the time of the incurrence thereof or conversion thereto.

     "Eurodollar Rate" shall mean for any Interest Determination Date with respect to an Interest Period for a Eurodollar Loan, the rate per annum obtained by dividing (i)(a) the per annum rate for deposits in Dollars for a period corresponding to the duration of the relevant Interest Period which appears on Telerate Page 3750 at approximately 11:00 A.M. (London time) on such Interest Determination Date or (b) if such rate does not appear on Telerate Page 3750 on such Interest Determination Date, the per annum rate (rounded upward to the nearest 1/16 of one percent) at which deposits in Dollars are offered by DBAG to first-class banks in the New York interbank market, in the approximate amount of DBAG's relevant Eurodollar Loan and having a maturity approximately equal to such Interest Period, at approximately 11:00 A.M. (New York time) on such Interest Determination Date by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D). The reference to Telerate Page 3750 in this definition shall be construed to be a reference to the relevant page or any other page that may replace such page on the Telerate service or any other service that may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for deposits in Dollars.

     "Event of Default" shall have the meaning provided in Section 10.

     "Exchange Rate" shall mean, when converting any amount denominated in a currency other than Dollars into Dollars, the rate determined in good faith by DBAG at the opening of business (or close of business in the case of determinations of reimbursement obligations with respect to Letters of Credit or Acceptances) in New York, on the date as to which any determination thereof is to be made, as the spot rate at which such currency is offered for sale to DBAG against delivery of Dollars by DBAG. If for any reason the Exchange Rate for any currency cannot be calculated as provided above, DBAG shall calculate the Exchange Rate on such basis as it deems fair and equitable. In determining the Stated Amount of any Letter of Credit (A) for purposes of Sections 1.01(a), 1.01(b), 2.01(c) and 4.02(a), the Exchange Rate shall be calculated (x) on the Effective Date, (y) on the first Business Day of each calendar month thereafter and (z) on such other day as DBAG may, in its sole discretion, consider appropriate and (B) for purposes of Section 3.01, the Exchange Rate shall be calculated on the Effective Date and the first Business Day of each calendar month thereafter. The Exchange Rate for all reimbursement obligations with respect to Letters of Credit and Acceptances (including, without limitation, pursuant to Sections 2.04 and 2.05) shall be determined by using the Exchange Rate as in effect on the date the respective Unpaid Drawing was paid by such Issuing Lender.

     "Existing Acceptances" shall have the meaning provided in Section 2.01(a).

     "Existing Credit Agreement" shall mean the Credit Agreement, dated as of November 17, 1994, as amended and restated as of December 29, 1995, and further amended and restated as of September 6, 1996, and further amended and restated as of June 27, 1997, and further amended and restated as of July 14, 1998, among the Borrowers, the Banks party thereto from time to time, Credit Lyonnais Chicago Branch, as Documentation Agent, NationsBank, N.A., as Syndication Agent, and Bankers Trust Company, as Administrative Agent.

     "Existing Letters of Credit" shall have the meaning provided in Section 2.01(a).

     "Expiration Date" shall mean (x) with respect to each Letter of Credit, the final stated expiration date thereof or such earlier date on which such Letter of Credit was canceled and returned to the Issuing Lender and (y) with respect to each Acceptance, the date on which such Acceptance matures as provided by the terms of the draft under the Letter of Credit related thereto.

     "Facing Fee" shall have the meaning provided in Section 3.01(c).

     "Federal Funds Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

     "Fees" shall mean all amounts payable pursuant to or referred to in Section 3.01.

     "First Union" shall mean First Union National Bank in its individual capacity.

     "Fiscal Year" shall mean each fiscal year of Furniture Brands ending on December 31 of each calendar year.

     "Foreign Pension Plan" means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by any Borrower or any one or more of their respective Subsidiaries primarily for the benefit of employees of such Borrower or such Subsidiary residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

     "Foreign Sales Corporation" shall mean a Wholly-Owned Foreign Subsidiary of Furniture Brands and/or its Subsidiaries created for the purpose of effecting sales of goods and/or services in foreign countries.

     "Foreign Subsidiary" shall mean, as to any Person, each Subsidiary of such Person which is not a Domestic Subsidiary.

     "Furniture Brands" shall have the meaning provided in the first paragraph of this Agreement.

     "Furniture Brands Common Stock" shall mean the common stock of Furniture Brands.

     "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing any level of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority under Environmental Laws.

     "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services,
(ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i),
(ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (to the extent of the value of the respective property), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person and (vii) all obligations under any Interest Rate Protection Agreement, Currency Hedging Agreement or under any similar type of agreement.

     "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

     "Interest Period" shall have the meaning provided in Section 1.09.

     "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

     "Issuing Lender" shall mean DBAG (which for purposes of this definition also shall include any banking affiliate of DBAG which has agreed to issue Letters of Credit under this Agreement) and any other Lender which at the request of the Borrowers and with the consent of the Administrative Agent (which shall not be unreasonably withheld or delayed) agrees, in such Lender's sole discretion, to become an Issuing Lender for the purpose of issuing Letters of Credit pursuant to Section 2. On the Effective Date the sole Issuing Lender is DBAG.

     "Judgment Currency" shall have the meaning provided in Section 13.18.

     "Judgment  Currency  Conversion  Date" shall have the  meaning  provided in
Section 13.18.

     "Lane" shall have the meaning provided in the first paragraph of this Agreement.

     "L/C Supportable Obligations" shall mean obligations of Furniture Brands or its Subsidiaries incurred in the ordinary course of business with respect to insurance obligations and workers' compensation, surety bonds and other similar statutory obligations, and all other obligations otherwise permitted to exist pursuant to the terms of this Agreement, customarily supported by Letters of Credit and satisfactory to the Administrative Agent.

     "Lead Arranger" shall have the meaning provided in the first paragraph of this Agreement.

     "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

     "Lender" shall mean each financial institution listed on Schedule I, as well as any Person which becomes a "Lender" hereunder pursuant to Section 1.13,
1.14 or 13.04(b).

     "Lender Default" shall mean (i) the refusal (which has not been retracted) of a Lender, in violation of this Agreement, to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Lender having notified in writing the Borrowers and/or the Administrative Agent that it does not intend to comply with its obligations under Section 1.01 or Section 2 in the case of either clause (i) or (ii), as a result of any takeover of such bank by any regulatory authority or agency.

     "Letter of Credit" shall have the meaning provided in Section 2.01(a).

     "Letter of Credit Facing Fee" shall have the meaning provided in Section 3.01(c).

     "Letter of Credit Fee" shall have the meaning provided in Section 3.01(b).

     "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit which have not terminated and Acceptances which have not matured or been prepaid and (ii) the amount of all Unpaid Drawings.

     "Letter of Credit Request" shall mean any request for the issuance of a Letter of Credit made by the Borrowers pursuant to Section 2.03(a).

     "Letter of Credit  Service  Agreement"  shall have the meaning  provided in
Section 2.03(a).

     "Leverage Ratio" shall mean on any date the ratio of (i) Consolidated Debt on such date to (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date.

     "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

     "Loan" shall mean each Revolving Loan and each Swingline Loan.

     "Mandatory Borrowing" shall have the meaning provided in Section 1.01(c).

     "Margin Stock" shall have the meaning provided in Regulation U.

     "Material Adverse Effect" shall mean a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrowers taken as a whole or the Borrowers and their Subsidiaries taken as a whole, it being understood that any determination of whether a Material Adverse Effect has occurred shall take into account, inter alia, any available indemnities and the timing and likelihood of payments thereunder.

     "Maturity Date" shall mean June 7, 2005.

     "Maximum Swingline Amount" shall mean $50,000,000.

     "Minimum Borrowing Amount" shall mean (i) for Revolving Loans $1,000,000 and, if greater, in an integral multiple of $500,000; and (ii) for Swingline Loans, $500,000 and, if greater, in an integral multiple of $100,000.

     "Moody's" shall mean Moody's Investors Service, Inc.

     "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrowers or a Subsidiary of the Borrowers or an ERISA Affiliate and each such plan for the five year period immediately following the latest date on which the Borrowers, any Subsidiaries of the Borrowers or any ERISA Affiliates maintained, contributed to or had an obligation to contribute to such plan.

     "Non-Defaulting Lender" shall mean and include each Lender other than a Defaulting Lender.

     "Note" shall mean each Revolving Note and the Swingline Note.

     "Notice of Borrowing" shall have the meaning provided in Section 1.03.

     "Notice of Conversion" shall have the meaning provided in Section 1.06.

     "Notice Office" shall mean the office of the Administrative Agent located at 31 West 52nd Street, New York, New York 10019, Attention: Christopher Dibiase, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

     "Obligations" shall mean all amounts owing to any Agent, any Issuing Lender or any Lender pursuant to the terms of this Agreement or any other Credit Document.

     "Participant" shall have the meaning provided in Section 2.04(a).

     "Pay-In-Kind Preferred Stock" means any Preferred Stock where all dividends with respect thereto may, at the option of the issuer thereof, be paid through the issuance of additional shares of preferred stock of the same series.

     "Payment Office" shall mean the office of the Administrative Agent located at 31 West 52nd Street, New York, New York 10019, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

     "Percentage" of any Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Commitment of such Lender at such time and the denominator of which is the Total Commitment at such time, provided that if the Percentage of any Lender is to be determined after the Total Commitment has been terminated, then the Percentages of the Lenders shall be determined immediately prior (and without giving effect) to such termination.

     "Permitted Indebtedness" shall mean any unsecured Indebtedness for borrowed money incurred by the Borrowers (which may, but shall not be required to be, guaranteed on an unsecured basis by one or more Guarantors), so long as (i) based on calculations made by the Borrowers on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness, no Default or Event of Default will exist under, or would have existed during the respective Reference Period under, the financial covenants contained in Sections 9.05 and 9.06 of this Agreement, (ii) based on good faith projections prepared by the Borrowers for the period from the date of the incurrence of such Indebtedness to the date which is one year thereafter, the level of financial performance measured by the covenants set forth in Sections 9.05 and 9.06 shall be better than or equal to such level as would be required to provide that no Default or Event of Default would exist under the financial covenants contained in Sections 9.05 and 9.06 of this Agreement as compliance with such covenants would be required through the date which is one year from the date of the incurrence of such Indebtedness,
(iii) Furniture Brands shall furnish to the Administrative Agent for distribution to each of the Lenders an officer's certificate from the chief financial officer or treasurer of Furniture Brands certifying to the best of such officer's knowledge as to compliance with the requirements of the preceding clauses (i) and (ii) and containing the pro forma calculations required by the preceding clauses (i) and (ii), (iv) the maturity of such Indebtedness at the time of the incurrence thereof shall be at least one year beyond the Maturity Date and (v) such Indebtedness (and any guarantees thereof) shall rank pari passu or junior to the Obligations hereunder and under the Subsidiaries Guaranty, as the case may be.

     "Permitted Liens" shall have the meaning provided in Section 9.01.

     "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" shall mean any single-employer plan, as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of), the Borrowers or a Subsidiary of the Borrowers or an ERISA Affiliate and each such plan for the five year period immediately following the latest date on which the Borrowers, a Subsidiary of the Borrowers or an ERISA Affiliate maintained, contributed or had an obligation to contribute to such plan.

     "Preferred Stock," as applied to the capital stock of any Person, means capital stock of such Person (other than common stock of such Person) of any class or classes (however designed) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of capital stock of any other class of such Person, and shall include any Qualified Preferred Stock.

     "Prime Lending Rate" shall mean the rate which DBAG announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. DBAG may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

     "Pro Forma Basis" shall mean, as to any Person, for any of the following events which occur subsequent to the commencement of a period for which the financial effect of such event is being calculated, and giving effect to the event for which such calculation is being made, such calculation as will give pro forma effect to such event as if same had occurred at the beginning of such period of calculation, and

          (i) for purposes of the foregoing calculation, the transaction giving rise to the need to calculate the pro forma effect to any of the following events shall be assumed to have occurred on the first day of the four fiscal quarter period last ended before the occurrence of the respective event for which such pro forma effect is being determined (the "Reference Period"), and

          (ii) in making any determination with respect to the incurrence or assumption of any Indebtedness during the Reference Period or subsequent to the Reference Period and on or prior to the date of the transaction referenced in clause (i) above (the "Transaction Date"), all Indebtedness (including the Indebtedness incurred or assumed and for which the financial effect is being calculated) incurred or permanently repaid during the Reference Period shall be deemed to have been incurred or repaid at the beginning of such period, and

          (iii) in making any determination of Consolidated EBITDA on a Pro Forma Basis, pro forma effect shall be given to any Significant Acquisition or Significant Divestiture which occurred during the Reference Period, with such Consolidated EBITDA to be determined as if such Significant Acquisition or Significant Divestiture occurred on the first day of the Reference Period, taking into account cost savings and expenses which would otherwise be accounted for as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act, as if such cost savings or expenses were realized on the first day of the Reference Period.

     "Qualified Preferred Stock" means any Pay-In-Kind Preferred Stock of Furniture Brands, or any other Preferred Stock of Furniture Brands, the express terms of which shall provide that dividends thereon shall not be required to be paid in cash at any time that such cash payment would be prohibited by the terms of this Agreement or result in a Default or Event of Default hereunder, and in either case which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (including an event which would constitute a Change of Control), cannot mature (excluding any maturity as the result of an optional redemption by the issuer thereof) and is not mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, and is not redeemable, or required to be repurchased, at the sole option of the holder thereof (including, without limitation, upon the occurrence of an event which would constitute a Change of Control), in whole or in part, on or prior to the first anniversary of the Maturity Date.

     "Quarterly Payment Date" shall mean the last Business Day of each June, September, December and March, occurring after the Effective Date.

     "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C.ss. 6901 et seq.

     "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

     "Reference Period" shall have the meaning provided in the definition of "Pro Forma Basis" appearing in this Section 11.01.

     "Register" shall have the meaning provided in Section 13.17.

     "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

     "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

     "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

     "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

     "Release"  means  any  spilling,   leaking,  pumping,  pouring,   emitting,
emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.

     "Replaced Lender" shall have the meaning provided in Section 1.13.

     "Replacement Lender" shall have the meaning provided in Section 1.13.

     "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan other than those events as to which the 30-day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Regulation Section 2615.

     "Required Lenders" shall mean Non-Defaulting Lenders, the sum of whose outstanding Commitments (or after the termination thereof, outstanding Revolving Loans and Percentage of Swingline Loans and Letter of Credit Outstandings) represent greater than 50% of the Total Commitment less the Revolving Loan Commitments of all Defaulting Lenders (or after the termination thereof, the sum of the then total outstanding Revolving Loans of Non-Defaulting Lenders and the aggregate Percentages of all Non-Defaulting Lenders of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time).

     "Returns" shall have the meaning provided in Section 7.09.

     "Revolving Loan" shall have the meaning provided in Section 1.01(a).

     "Revolving Note" shall have the meaning provided in Section 1.05(a).

     "S&P" shall mean Standard & Poor's Rating Services.

     "SEC" shall have the meaning provided in Section 8.01(e).

     "Section  4.04(b)(ii)  Certificate"  shall  have the  meaning  provided  in
Section 4.04(b)(ii).

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Significant Acquisition" shall mean any acquisition by Furniture Brands or any of its Subsidiaries of another Person (not already a Borrower or a Subsidiary thereof), or the assets constituting a business, division or product line of any such Person, the fair market value (determined in good faith by Furniture Brands) of which exceeds $10,000,000 for any such transaction (or series of related transactions).

     "Significant Divestiture" shall mean any sale or other disposition of assets by Furniture Brands or any of its Subsidiaries to any other Person (not already a Borrower or a Subsidiary thereof), the fair market value (determined in good faith by Furniture Brands) of which exceeds $10,000,000 for any such transaction (or series of related transactions).

     "Stated Amount" of (x) each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met); provided that the "Stated Amount" of each Letter of Credit denominated in an Alternate Currency shall be, on any date of calculation, the Dollar Equivalent of the maximum amount available to be drawn in such Alternate Currency thereunder (determined without regard to whether any conditions to drawing could then be met) and (y) each Acceptance shall mean the amount of each such Acceptance; provided that the "Stated Amount" of any Acceptance denominated in an Alternate Currency shall be, on any date of calculation, the Dollar Equivalent thereof.

     "Subsidiaries Guaranty" shall have the meaning provided in Section 5.06.

     "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation
(irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

     "Subsidiary Guarantor" shall mean each Wholly-Owned Domestic Subsidiary of Furniture Brands.

     "Supermajority Lenders" shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if the percentage "50%" contained therein were changed to "66-2/3%".

     "Swingline Expiry Date" shall mean the date which is two Business Days prior to the Maturity Date.

     "Swingline Lender" shall mean DBAG.

     "Swingline Loan" shall have the meaning provided in Section 1.01(b).

     "Swingline Note" shall have the meaning provided in Section 1.05(a).

     "Syndication Agent" shall have the meaning provided in the first paragraph of this Agreement.

     "Syndication Date" shall mean that date upon which the Administrative Agent determines in its sole discretion (and notifies the Borrower) that the primary syndication (and resultant addition of Persons as Lenders pursuant to Section 13.04(b)) has been completed.

     "Tax Sharing Agreement" shall mean that certain tax sharing agreement entered into among the Borrowers and certain other Persons, and previously delivered to the Administrative Agent.

     "Taxes" shall have the meaning provided in Section 4.04(a).

     "Thomasville" shall have the meaning provided in the first paragraph of this Agreement.

     "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Lenders.

     "Total Unutilized Commitment" shall mean, at any time, an amount equal to the remainder of (i) the then Total Commitment, less (ii) the sum of the aggregate principal amount of Revolving Loans and Swingline Loans outstanding plus the then aggregate amount of Letter of Credit Outstandings.

     "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

     "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

     "Unfunded Current Liability" of any Plan means the amount, if any, by which the actuarial present value of the accumulated benefits under the Plan as of the close of its most recent plan year each exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

     "United States" and "U.S." shall each mean the United States of America.

     "Unpaid Drawing" shall have the meaning provided for in Section 2.05(a).

     "Unutilized Commitment" with respect to any Lender, at any time, shall mean such Lender's Commitment at such time less the sum of (i) the aggregate outstanding principal amount of Revolving Loans made by such Lender and (ii) such Lender's Percentage of the Letter of Credit Outstandings at such time.

     "Voting Stock" shall mean, as to any Person, any class or classes of capital stock of such Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such Person.

     "Wholly-Owned   Domestic   Subsidiary"   of  any  Person  shall  mean  each
Wholly-Owned Subsidiary of such Person which is also a Domestic Subsidiary.

     "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

     SECTION 12. The Agents.

     12.01 Appointment. The Lenders hereby designate DBAG as Administrative Agent, First Union as Documentation Agent, Bank of America as Syndication Agent and Deutsche Bank Securities Inc., as Lead Arranger, in each case to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, each Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of such Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Each Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

     12.02 Nature of Duties. No Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. No Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of each Agent shall be mechanical and administrative in nature; no Agent shall have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

     12.03 Lack of Reliance on the Agents. Independently and without reliance upon any Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Furniture Brands and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Furniture Brands and its Subsidiaries and, except as expressly provided in this Agreement, no Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. No Agent nor any of its affiliates or any of its officers, directors, agents, or employees shall be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of Furniture Brands and its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of Furniture Brands and its Subsidiaries or the existence or possible existence of any Default or Event of Default.

     12.04 Certain Rights of the Agents. If any Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Required Lenders; and such Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender or holder of any Note shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

     12.05 Reliance. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that such Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by such Agent (which may be counsel for the Credit Parties).

     12.06 Indemnification. To the extent any Agent is not reimbursed and indemnified by the Borrowers, the Lenders will reimburse and indemnify such Agent, in proportion to their respective "percentages" as used in determining the Required Lenders (determined as if there were no Defaulting Lenders), for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent in performing its duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

     12.07 The Agent in its Individual Capacity. With respect to its obligation to make Loans and participate in Letters of Credit under this Agreement, each Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lenders," "Required Lenders," "Supermajority Lenders," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include such Agent in its individual capacity. Each Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if they were not performing the duties specified herein, and may accept fees and other consideration from the Borrowers or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

     12.08 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

     12.09 Resignation by the Agents. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Borrowers and the Lenders. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and
(c) below or as otherwise provided below.

     (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrowers.

     (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrowers, shall then appoint a commercial bank or trust company with capital and surplus of not less than $500 million as successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

     (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

     (e) Each of the Syndication Agent, the Documentation Agent and the Lead Arranger may resign at any time by giving five Business Days' prior written notice to the Borrowers, the Administrative Agent and the Lenders. Such resignation shall be effective five days after such notice.

     12.10 Documentation Agent, Syndication Agent and Arranger. Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall impose on the Documentation Agent, the Syndication Agent or the Arranger, in each case in such capacity, any duties or obligations.

     SECTION 13. Miscellaneous.

     13.01 Payment of Expenses,  etc. The Borrowers jointly and severally shall:
(i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of each Agent (including, without limitation, the reasonable fees and disbursements of White & Case LLP) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of each Agent in connection with its syndication efforts with respect to this Agreement and of each Agent and, following and during the continuation of an Event of Default, each of the Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for each Agent and, following and during the continuation of an Event of Default, for each of the Lenders); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and hold each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify each Agent and each Lender (including in its capacity as an Issuing Lender), and each of their respective officers, directors, employees, representatives, affiliates and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent or any Lender is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned or at any time operated by Furniture Brands or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by Furniture Brands or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against Furniture Brands, any of its Subsidiaries, or any Real Property owned or at any time operated by Furniture Brands or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified (as determined by a court of competent jurisdiction in a final and non-appealable decision)). To the extent that the undertaking to indemnify, pay or hold harmless any Agent or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

     13.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrowers or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of all Credit Parties to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to
Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

     13.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to the Borrowers, at the Borrowers' address specified opposite their signature below; if to any other Credit Party, at such Credit Party's address set forth in any Credit Document; if to any Lender, at its address specified on Schedule II below; and if to the Administrative Agent, at the Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrowers and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Administrative Agent and the Borrowers shall not be effective until received by the Administrative Agent or the Borrowers, as the case may be.

     13.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, no Borrower may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of all of the Lenders and, provided further, that although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a "Lender" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitment hereunder except as provided in Section 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Lender"
hereunder and, provided further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Revolving Loan or Note or extend the expiry date of any Letter of Credit beyond the Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof) or (ii) consent to the assignment or transfer by the Borrowers of any of their rights and obligations under this Agreement. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation.

     (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Commitment and related outstanding Obligations hereunder (or, if the Commitments have terminated, its outstanding Obligations) to (i) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or to one or more other Lenders or (ii) in the case of any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor of such Lender or by an Affiliate of such investment advisor or (y) after providing at least two Business Days' prior notice to (but without requiring the consent of) Furniture Brands (except that no such notice shall be required if any Default or Event of Default then exists pursuant to Section 10.05), assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such Commitments and related outstanding Obligations hereunder (or, if the Commitments have terminated, its outstanding Obligations) to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that, (i) at such time Schedule I shall be deemed modified to reflect the Commitment of such new Lender and of the existing Lenders, (ii) at the request of the assignee Lender, and upon surrender of the respective old Revolving Notes (if theretofore issued) or the provision of a typical lost note indemnification agreement (in respect of the respective Revolving Note, if theretofore issued and subsequently lost or misplaced) from the assignor or assignee Lender, new Revolving Notes will be issued, at the Borrowers' expense, to such new Lender and to the assigning Lender, such new Revolving Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments, (iii) the consent of the Administrative Agent and any Issuing Lender shall be required in connection with any such assignment pursuant to clause (y) above, and (iv) the Administrative Agent shall receive at the time of each such assignment (other than in connection with an assignment by a Lender to its parent company and/or an affiliate of such Lender), from the assigning or assignee Lender, the payment of a non-refundable fee of $3,500 and, provided further, that such transfer or assignment will not be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.17 hereof. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrowers and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable a Section 4.04(b)(ii) Certificate) described in
Section 4.04(b). To the extent that an assignment of all or any portion of a Lender's Commitments and related outstanding Obligations pursuant to Section
1.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 1.10, 1.11 or 4.04 greater than those being charged by the respective assigning Lender prior to such assignment, then the Borrowers shall not be obligated to pay such greater increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

     (c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with the consent of the Administrative Agent, any Lender which is a fund may pledge all or any portion of its Notes or Loans to its trustee in support of its obligations to its trustee. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder.

     13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrowers or any other Credit Party and any Agent or any Lender or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which any Agent or any Lender or the holder of any Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Agent or any Lender or the holder of any Note to any other or further action in any circumstances without notice or demand.

     13.06 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrowers in respect of any Obligations hereunder, it shall distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

     (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Commission or other Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

     (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

     13.07 Calculations; Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States (or the equivalent thereof in any country in which a Foreign Sales Corporation is doing business, as applicable) consistently applied throughout the periods involved, provided that, except as otherwise specifically provided herein, all computations determining compliance with Sections 9.02 through 9.06, inclusive, shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements delivered to the Lenders pursuant to Sections 7.05(a).

     (b) All computations of interest and other Fees hereunder shall be made on the basis of a year of 360 days (or 365/366 days in the case of interest on Base Rate Loans and Commitment Commission) for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or other Fees are payable.

     13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE CITY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWERS HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE BORROWERS HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER IT, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER IT. EACH OF THE BORROWERS FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWERS AT THEIR ADDRESS SET FORTH OPPOSITE
THEIR SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY BORROWER IN ANY OTHER JURISDICTION.

     (b) EACH OF THE BORROWERS HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrowers and the Administrative Agent.

     13.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which (i) each Borrower, each Lender, each Agent and the Lead Arranger shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile device) the same to the Administrative Agent at the Notice Office or, in the case of the Lenders, shall have given the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that same has been signed and mailed to it and (ii) the conditions contained in Section 5 are met to the satisfaction of the Agents and the Required Lenders. Unless the Administrative Agent has received actual notice from any Lender that the conditions contained in Section 5 have not been met to its reasonable satisfaction, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Administrative Agent's good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met, then the Effective Date shall have been deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Effective Date shall not release any Borrower from any liability for failure to satisfy one or more of the applicable conditions contained in Section 5). The Administrative Agent will give the Borrowers and each Lender prompt written notice of the occurrence of the Effective Date.

     13.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     13.12 Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) (with Obligations being directly affected thereby in the case of following clause
(i)), (i) extend the final scheduled maturity of any Loan or Note, or extend the stated maturity of, or any reimbursement obligation under, any Letter of Credit beyond the Maturity Date, or reduce the rate or extend the time of payment of interest or Fees, or reduce the principal amount thereof (except to the extent repaid in cash), or reduce any reimbursement obligations under any Letter of Credit, (ii) release all or substantially all of the Subsidiary Guarantors from the Subsidiaries Guaranty (except in connection with a sale of such Subsidiary Guarantor in accordance with the terms of this Agreement), (iii) amend, modify or waive any provision of this Section 13.12 (except for technical amendments with respect to additional extensions of credit under this Agreement of the type which afford the protections to such additional extensions of credit provided to the Commitments on the Effective Date), (iv) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Commitments are included on the Effective Date) or (v) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement, except mergers and/or consolidations involving one or more Borrowers and another Person (not already a Borrower or a Subsidiary thereof) shall be permitted with the prior written consent of the Required Lenders, provided that the survivor of such merger or consolidation (to the extent not a Borrower) is organized under the laws of the United States or a State thereof and executes and delivers to the Administrative Agent agreements in form and substance satisfactory to the Agents and providing for the assumption by such Person of the obligations of the respective Borrower or Borrowers under this Agreement and the Notes; provided further, that no such change, waiver, discharge or termination shall (1) increase the Commitment of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitments shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender),
(2) without the consent of the Supermajority Lenders, decrease the percentage set forth in Section 9.07 (as in effect on the Effective Date) or amend the definition of Supermajority Lenders (it being understood that, pursuant to Section 1.14 or with the consent of the Required Lenders, as the case may be, additional extensions of credit pursuant to this Agreement may be included in the determination of the Supermajority Lenders on substantially the same basis as Revolving Loan Commitments are included on the Effective Date) without the consent of the Supermajority Lenders, (3) without the consent of the respective Issuing Lender or Issuing Lenders, amend, modify or waive any provision of
Section 2 with respect to Letters of Credit issued by it (or Acceptances created thereunder) or alter its rights or obligations with respect to Letters of Credit or Acceptances, (4) without the consent of the Swingline Lender, amend, modify or waive any provision of Sections 1.01(b) and (c) or alter its rights and obligations with respect to Swingline Loans or (5) without the consent of each Agent affected thereby, amend, modify or waive any provision of Section 12 as same applies to such Agent or any other provision as same relates to the rights or obligations of such Agent.

     (b) If, in  connection  with any  proposed  change,  waiver,  discharge  or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrowers shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clauses (A) or
(B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender's Commitment in accordance with Sections 3.02(b) and/or 4.01(b), provided that, unless the Commitments are terminated, and Loans repaid, pursuant to the preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Lenders (determined before giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the Borrowers shall not have the right to replace a Lender, terminate its Commitment or repay its Loans solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

     13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.06, 4.04, 13.01 and 13.06 shall, subject to Section 13.15 (to the extent applicable), survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Loans.

     13.14 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective Lender prior to such transfer, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

     13.15 Limitation on Additional Amounts, etc. Notwithstanding anything to the contrary contained in Sections 1.10, 1.11, 2.06 or 4.04 of this Agreement, unless a Lender gives notice to the Borrowers that it is obligated to pay an amount under any such Section within one year after the later of (x) the date the Lender incurs the respective increased costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or (y) the date such Lender has actual knowledge of its incurrence of the respective increased costs, Taxes, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Lender shall only be entitled to be compensated for such amount jointly and severally by the Borrowers pursuant to said Section 1.10, 1.11, 2.06 or 4.04, as the case may be, to the extent the costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs one year prior to such Lender giving notice to the Borrowers that it is obligated to pay the respective amounts pursuant to said Section 1.10, 1.11, 2.06 or 4.04, as the case may be. This Section 13.15 shall have no applicability to any Section of this Agreement other than said Sections 1.10, 1.11, 2.06 and 4.04.

     13.16 Confidentiality.  (a) Subject to the provisions of clause (b) of this
Section 13.16, each Lender agrees that it will use its best efforts not to disclose without the prior consent of the Borrowers (other than to its employees, auditors, advisors or counsel or to another Lender if the Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender) any information with respect to Furniture Brands or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by Furniture Brands to the Lenders in writing as confidential, provided that any Lender may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, (e) to any Agent, (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender, provided, that such prospective transferee agrees to maintain the confidentiality contained in this Section and (g) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about such Lender's investment portfolio in connection with ratings issued to such Lender.

     (b) Each of the Borrowers hereby acknowledges and agrees that each Lender may share with any of its Affiliates any information related to Furniture Brands or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of Furniture Brands and its Subsidiaries), provided such Persons shall be subject to the provisions of this
Section 13.16 to the same extent as such Lender.

     13.17 Register. The Borrowers hereby designate the Administrative Agent to serve as the Borrowers' agent, solely for purposes of this Section 13.17, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrowers' obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Revolving Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Revolving Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Revolving Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Revolving Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the
Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Revolving Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Revolving Loan, and thereupon one or more new Revolving Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender. The Borrowers jointly and severally agree to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.17, provided that the Borrowers shall have no obligation to indemnify the Administrative Agent for any loss, claim, damage, liability or expense which resulted primarily from the gross negligence or willful misconduct of the Administrative Agent (as determined by a court of competent jurisdiction in a final and non-appealable decision).

     13.18 Judgment Currency. (a) The Credit Parties' obligations hereunder and under the other Credit Documents to make payments in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than Dollars, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or the respective Lender of the full amount of Dollars expressed to be payable to the Administrative Agent or such Lender under this Agreement or the other Credit Documents. If for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than Dollars (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in Dollars, the conversion shall be made, at the Dollar Equivalent thereof determined, in each case, on the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

     (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrowers jointly and severally covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date.

     (c) For purposes of determining the Dollar Equivalent or any other rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of Dollars.

     SECTION 14. Nature of Borrowers' Obligations.

     14.01 Nature of Obligations. Notwithstanding anything to the contrary contained elsewhere in this Agreement, it is understood and agreed by the various parties to this Agreement that all Obligations to repay principal of, interest on, and all other amounts with respect to, all Revolving Loans, Swingline Loans and Letter of Credit Outstandings and all other Obligations pursuant to this Agreement and under any Note (including, without limitation, all fees, indemnities, taxes and other Obligations in connection therewith or in connection with the related Commitments) shall constitute the joint and several obligations of Furniture Brands, Broyhill, Lane and Thomasville. In addition to the direct (and joint and several) obligations of the Borrowers with respect to Obligations as described above, all such Obligations shall be guaranteed pursuant to, and in accordance with the terms of, the Subsidiaries Guaranty.

     14.02 Independent Obligation. The obligations of each Borrower with respect to the Obligations are independent of the obligations of the other Borrower or any guarantor, and a separate action or actions may be brought and prosecuted against each Borrower, whether or not any other Borrower or any guarantor is joined in any such action or actions. Each Borrower waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any Borrower or other circumstance which operates to toll any statute of limitations as to any Borrower shall, to the fullest extent permitted by law, operate to toll the statute of limitations as to each Borrower.

     14.03 Authorization. Each of the Borrowers authorizes the Administrative Agent and the Lenders without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

          (a) exercise or refrain from exercising any rights against any other Borrower or any guarantor or others or otherwise act or refrain from acting;

          (b) release or substitute any other Borrower, endorsers, guarantors or other obligors;

          (c) settle or compromise any of the Obligations of any other Borrower or any other Credit Party, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Borrower to its creditors other than the Lenders;

          (d) apply any sums paid by any other Borrower or any other Person, howsoever realized to any liability or liabilities of such other Borrower or other Person regardless of what liability or liabilities of such other Borrower or other Person remain unpaid; and/or

          (e) consent to or waive any breach of, or act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise, by any other Borrower or any other Person.

     14.04 Reliance. It is not necessary for the Administrative Agent or any other Lender to inquire into the capacity or powers of any Borrower or any of its Subsidiaries or the officers, directors, members, partners or agents acting or purporting to act on its behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall constitute the joint and several obligations of the Borrowers hereunder.

     14.05 Contribution; Subrogation. No Borrower shall have any rights of contribution or subrogation with respect to any other Borrower as a result of payments made by it hereunder, in each case unless and until the Total Commitment has been terminated and all Obligations have been paid in full.

     14.06 Waiver. Each Borrower waives any right to require the Administrative Agent or the other Lenders to (i) proceed against any other Borrower, any guarantor or any other party, (ii) proceed against or exhaust any security held from any Borrower, any guarantor or any other party or (iii) pursue any other remedy in the Administrative Agent's or the Lenders' power whatsoever. Each Borrower waives any defense based on or arising out of suretyship or any impairment of security held from any Borrower, any guarantor or any other party or on or arising out of any defense of any other Borrower, any guarantor or any other party other than payment in full in cash of the Obligations, including, without limitation, any defense based on or arising out of the disability of any other Borrower, any guarantor or any other party, or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Borrower, in each case other than as a result of the payment in full in cash of the Obligations.

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:
--------

c/o Furniture Brands International, Inc.  FURNITURE BRANDS INTERNATIONAL, INC.
101 South Hanley Road                     BROYHILL FURNITURE INDUSTRIES, INC.
St. Louis, MO  63105                      LANE FURNITURE INDUSTRIES, INC.
Tel: (314) 863-1100                       THOMASVILLE FURNITURE INDUSTRIES, INC.
Fax: (314) 863-5306
Attention:  David P. Howard
Vice President, Treasurer
and Chief Financial Officer

                                           By /s/ David Howard
                                           -------------------
                                           Title:   Vice President

                                           DEUTSCHE BANK AG, NEW YORK BRANCH,
                                           as Administrative Agent

                                           By:/s/ Alexander Karow
                                           ----------------------
                                           Title: Vice President

                                           By:/s/ Mathias Pulster
                                           ----------------------
                                           Title: Vice President

                                           BANK OF AMERICA, N.A., Individually
                                           and as Syndication Agent

                                           By:/s/ Gretchen Spoo
                                           --------------------
                                           Title: Vice President

                                           FIRST UNION NATIONAL BANK,
                                           Individually and as Documentation
                                             Agent

                                           By:/s/ Stephen R. B. Rixham
                                           ---------------------------
                                           Title: Assistant Vice President

                                           DEUTSCHE BANK SECURITIES INC.,
                                           as Lead Arranger

                                           By:/s/ Alexander Karow
                                           ----------------------
                                           Title: Vice President

                                           By:/s/ Thoams A. Foley
                                           ----------------------
                                           Title: Vice President

                                           DEUTSCHE BANK AG, NEW YORK BRANCH
                                           AND/OR CAYMAN ISLANDS BRANCH

                                           By:/s/ Alexander Karow
                                           ----------------------
                                           Title: Vice President

                                           By:/s/ Mathias Pulster
                                           ----------------------
                                           Title: Vice President

                                           Banca Nazionale Del Lavoro S.P.A. -
                                           New York Branch

                                           By:/s/ Giulio Giovine
                                           ---------------------
                                           Title: Vice President

                                           By:/s/ Leonardo Valentini
                                           -------------------------
                                           Title: First Vice President

                                           Allied Irish Banks PLC.,
                                            New York Branch

                                           By:/s/ William J. Strickland
                                           ----------------------------
                                           Title: Executive Vice President

                                           By:/s/ Germaine Reusch
                                           ----------------------
                                           Title: Vice President

                                           Bank Austria Creditanstalt Corporate
                                             Finance, Inc.

                                           By:/s/ John T. Murphy
                                           ---------------------
                                           Title: Senior Vice President

                                           By:/s/ Diane B. Vaccaro
                                           -----------------------
                                           Title: Vice President

                                           The Bank of New York

                                           By:/s/ David Shedd
                                           ------------------
                                           Title:  Vice President

                                           The Bank of Tokyo-Mitsubishi, Ltd.,
                                             Chicago Branch

                                           By:/s/ Hisashi Miyashiro
                                           ------------------------
                                           Title: Deputy General Manager

                                           Bank One, N.A.

                                           By:/s/ Nathan L. Bloch
                                           ----------------------
                                           Title: First Vice President

                                           Branch Banking and Trust Company

                                           By:/s/ Cory Boyte
                                           -----------------
                                           Title: Vice President

                                           The Dai-Ichi Kangyo Bank, Ltd.

                                           By:/s/ Nobuyasu Fukatsu
                                           -----------------------
                                           Title: General Manager

                                           Firstar Bank, N.A.

                                           By:/s/ Amanda Smith
                                           -------------------
                                           Title: Banking Officer

                                           The Fuji Bank, Limited

                                           By:/s/ Peter L. Chinnici
                                           ------------------------
                                           Title: Senior Vice President

                                           The Industrial Bank of Japan, Limited

                                           By:/s/ Walter R. Wolff
                                           ----------------------
                                           Title: Joint General Manager

                                           Michigan National Bank

                                           By:/s/ Draga Palincas
                                           ---------------------
                                           Title: Vice President

                                          The Mitsubishi Trust and
                                             Banking Corporation

                                          By:/s/ Nobuo Tominaga
                                          ---------------------
                                          Title:  Chief Manager

                                          The Sanwa Bank, Limited

                                          By:/s/ Lee E. Prewitt
                                          ---------------------
                                          Title: Vice President

                                          The Sumitomo Bank, Ltd.

                                          By:/s/ John H. Kemper
                                          ---------------------
                                          Title: Senior Vice President

                                          SunTrust Bank

                                          By:/s/ Jeff Howard
                                          -------------------
                                          Title:  Director

                                          Wachovia Bank, N.A.

                                          By:/s/ Walter R. Gillikin
                                          -------------------------
                                          Title: Senior Vice President

                                                                                Schedule I
                                                                                ----------
                                   COMMITMENTS
                                   -----------

Bank                                                                        Commitment
----                                                                        ----------

Deutsche Bank AG, New York Branch and/or                                    $90,000,000
Cayman Islands Branch
Bank of America, N.A.                                                       $62,500,000
First Union National Bank                                                   $62,500,000
The Bank of Tokyo-Mitsubishi, Ltd.,                                         $40,000,000
Chicago Branch
The Dai-Ichi Kangyo Bank, Ltd.                                              $40,000,000
The Industrial Bank of Japan, Limited                                       $40,000,000
SunTrust Bank                                                               $40,000,000
Bank Austria Creditanstalt                                                  $25,000,000
Corporate Finance, Inc.

The Bank of New York                                                        $25,000,000
Bank One, N.A.                                                              $25,000,000
The Fuji Bank, Limited                                                      $25,000,000
The Mitsubishi Trust and Banking Corporation                                $25,000,000
The Sanwa Bank, Limited                                                     $25,000,000
The Sumitomo Bank, Ltd.                                                     $25,000,000
Wachovia Bank, N.A.                                                         $25,000,000
Michigan National Bank                                                      $15,000,000
Allied Irish Banks Plc., New York Branch                                    $10,000,000
Banca Nazionale del Lavoro S.p.A. -                                         $10,000,000
New York Branch
Branch Banking and Trust Company                                            $10,000,000
Firstar Bank, N.A.                                                          $10,000,000
                                                                            -----------

Total                                                                       $630,000,000
                                                                            ============

                                                                     SCHEDULE II
                                                                     -----------

                                LENDER ADDRESSES
                                ----------------

DEUTSCHE BANK AG, NEW YORK BRANCH
31 West 52nd Street
New York, NY  10019
Tel: (212) 469-8215
Fax: (212) 469-8212

Attention: Frederick Laird

BANK OF AMERICA, N.A.
231 South LaSalle Street
Chicago, IL 60697
Tel: (312) 828-6654
Fax: (312) 987-0303
Attention: Gretchen Spoo

FIRST UNION NATIONAL BANK
301 S. College Street
Charlotte, NC  28288-0737
Tel: (704) 715-1040
Fax (704) 374-3300
Attention: Stephen R. B. Rixham

ALLIED IRISH BANKS PLC.,
NEW YORK BRANCH
405 Park Avenue
New York, NY 10022
Tel: (212) 339-8913
Fax (212) 339-8007/8
Attention: Germaine Reusch

BANCA NAZIONALE DEL LAVORO S.P.A. - NEW YORK BRANCH
25 West 51st Street
New York, NY 10019
Tel: (212) 314-0239
Fax: (212) 765-2978

Attention: Giulio Giovine

BANK AUSTRIA CREDITANSTALT CORPORATE FINANCE, INC.
Two Greenwich Plaza
Greenwich, CT 06830
Tel: (203) 861-1502
Fax: (203) 861-1532
Attention: Diane Vaccaro

THE BANK OF NEW YORK
48 Wall Street
New York, NY  10005
Tel: (212) 635-8448
Fax: (212) 635-1208
Attention: David G. Shedd

THE BANK OF TOKYO-MITSUBISHI, LTD.,
CHICAGO BRANCH
227 West Monroe Street, Suite 2300
Chicago, IL
Tel: (312) 696-4662
Fax: (312) 696-4530
Attention: Alex Lam

BANCO NACIONAL ULTRAMARINO
22 e 38, Av, Almeida Ribeiro
P.O. Box 465
Macau
Tel: (853) 712752
Fax" (853) 710136

Attention: Teresa M. Jesus dos Santos

BANK ONE, N.A.
1 Bank One Plaza
Mail Code IL1-0173
Chicago, IL  60670
Tel:  (312) 732-2243
Fax: (312) 732-1117

Attention: Nathan L. Bloch

BRANCH BANKING AND TRUST COMPANY
Corporate Accounting Division
P.O. Box 15008
Winston-Salem, NC  27118-5008
Tel:  (336) 733-3259
Fax: (336) 733-3254

Attention: Cory Boyte

THE DAI-ICHI KANGYO BANK, LTD.
Chicago Branch
10 South Wacker Drive
Chicago, IL  60606
Tel: (312) 715-6364
Fax: (312) 876-2011
Attention: Brian Riley

FIRSTAR BANK, N.A.
1 Firstar Plaza
St. Louis, MO  63160
Tel:  (314) 418-3638
Fax: (314) 418-1963

Attention: Amanda Smith

THE FUJI BANK, LIMITED
Chicago Branch
225 West Wacker Drive, Suite 3000
Chicago, IL  60606
Tel:  (312) 621-0534
Fax: (312) 621-0583
Attention: Takeyuki Kuroki

THE  INDUSTRIAL  BANK OF JAPAN,  LIMITED
Chicago Branch
227 West Monroe Street, Suite 2600
Chicago, IL  60606
Tel: (312) 855-8254
Fax: (312) 855-8200

Attention: Koichi Zaiki

MICHIGAN NATIONAL BANK
27777 Inksler Road
P.O. Box 9065
Farmington Hills, Michigan 48333-9065
Tel: (248) 473-4330
Fax: (248) 473-4345

Attention: Draga B. Palincas

THE  MITSUBISHI  TRUST AND BANKING  CORPORATION
Chicago Branch
311 South Wacker Drive, Suite 0300
Chicago, IL  60606-6622
Tel:  (312) 408-5000
Fax: (312) 663-0863

Attention: John Pastore

THE SANWA BANK, LIMITED
Chicago Branch
10 Wacker Drive, Suite 1825
Chicago, IL  60606
Tel:  (312) 368-3020
Fax: (312) 848-8677

Attention: Lee E. Prewitt

THE SUMITOMO BANK, LTD.
Chicago Branch
233 South Wacker Drive, Suite 4010
Chicago, IL  60606-6378
Tel:  (312) 876-7797
Fax: (312) 876-6436
Attention: John H. Kemper

SUNTRUST BANK
303 Peachtree Street
Mail Code 1904, 3rd Floor
Atlanta, Georgia 30308
Tel:  (404) 658-4226
Fax: (404) 575-2594

Attention: Jeffrey A. Howard

WACHOVIA BANK, N.A.
191 Peachtree Street, N.E.
Atlanta, Georgia  80803
Tel:  (404) 332-5747
Fax: (404) 332-6898
Attention: Walter R. Gillikin

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----

SECTION 1.  Amount and Terms of Credit.........................................2
         1.01  The Commitments.................................................2
         1.02  Minimum Amount of Each Borrowing................................3
         1.03  Notice of Borrowing.............................................3
         1.04  Disbursement of Funds...........................................4
         1.05  Notes...........................................................5
         1.06  Conversions.....................................................6
         1.07  Pro Rata Borrowings.............................................6
         1.08  Interest........................................................7
         1.09  Interest Periods................................................7
         1.10  Increased Costs, Illegality, etc................................8
         1.11  Compensation...................................................10
         1.12  Change of Lending Office.......................................11
         1.13  Replacement of Lenders.........................................11
         1.14  Additional Commitments.........................................12

SECTION 2.  Letters of Credit.................................................14

         2.01  Letters of Credit..............................................14
         2.02  Minimum Stated Amount..........................................15
         2.03  Letter of Credit Requests......................................15
         2.04  Letter of Credit Participations................................16
         2.05  Agreement to Repay Letter of Credit Drawings and Acceptance
                  Payments....................................................18
         2.06  Increased Costs................................................19

SECTION 3.  Commitment Commission; Fees; Reductions of Commitment.............20

         3.01  Fees...........................................................20
         3.02  Voluntary Termination of Unutilized Commitments................21
         3.03  Mandatory Reduction of Commitments.............................22

SECTION 4.  Prepayments; Payments; Taxes......................................22

         4.01  Voluntary Prepayments..........................................22
         4.02  Mandatory Repayments and Cash Collateralizations...............23
         4.03  Method and Place of Payment....................................24
         4.04  Net Payments...................................................24

SECTION 5.  Conditions Precedent to the Effective Date........................26

         5.01  Execution of Agreement; Notes..................................26
         5.02  Officer's Certificate..........................................26
         5.03  Opinions of Counsel............................................26
         5.04  Corporate Documents; Proceedings; etc..........................26
         5.05  Existing Credit Agreement......................................27
         5.06  Subsidiaries Guaranty..........................................27
         5.07  Adverse Change; Governmental Approvals; etc....................27
         5.08  Litigation.....................................................28
         5.09  Financial Statements; Projections..............................28
         5.10  Fees, etc......................................................28

SECTION 6.  Conditions Precedent to All Credit Events.........................28

         6.01  Effective Date.................................................28
         6.02  No Default; Representations and Warranties.....................28
         6.03  Notice of Borrowing; Letter of Credit Request..................28

SECTION 7.  Representations, Warranties and Agreements........................29

         7.01  Corporate Status...............................................29
         7.02  Corporate Power and Authority..................................29
         7.03  No Violation...................................................29
         7.04  Governmental Approvals.........................................30
         7.05  Financial Statements; Financial Condition; Undisclosed
                 Liabilities; Projections; etc................................30
         7.06  Litigation.....................................................30
         7.07  True and Complete Disclosure...................................30
         7.08  Use of Proceeds; Margin Regulations............................31
         7.09  Tax Returns and Payments.......................................31
         7.10  Compliance with ERISA..........................................31
         7.11  Properties.....................................................32
         7.12  Subsidiaries...................................................32
         7.13  Compliance with Statutes, etc..................................32
         7.14  Investment Company Act.........................................32
         7.15  Public Utility Holding Company Act.............................32
         7.16  Environmental Matters..........................................33
         7.17  Labor Relations................................................33
         7.18  Patents, Licenses, Franchises and Formulas.....................33
         7.19  Indebtedness...................................................33
         7.20  Tax Sharing Agreement..........................................33

SECTION 8.  Affirmative Covenants.............................................34

         8.01  Information Covenants..........................................34
         8.02  Books, Records and Inspections.................................35
         8.03  Maintenance of Insurance.......................................35
         8.04  Corporate Franchises...........................................35
         8.05  Compliance with Statutes, etc..................................36
         8.06  ERISA..........................................................36
         8.07  End of Fiscal Years; Fiscal Quarters...........................37
         8.08  Payment of Taxes...............................................37
         8.09  Additional Subsidiary Guarantors...............................37

SECTION 9.  Negative Covenants................................................37

         9.01  Liens..........................................................37
         9.02  Fundamental Changes............................................40
         9.03  Indebtedness...................................................41
         9.04  Transactions with Affiliates...................................42
         9.05  Maximum Leverage Ratio.........................................43
         9.06  Minimum Consolidated Net Worth.................................43

9.07  Ownership of Assets by the Borrowers and the Subsidiary Guarantors......44

         9.08  Limitation on Modifications of Certificate of Incorporation,
                By-Laws and Certain Other Agreements; etc.....................44
         9.09  Business.......................................................45
         9.10  Limitation on Certain Restrictions on Subsidiaries.............45
         9.11  Limitation on Issuance of Capital Stock........................45

SECTION 10.  Events of Default................................................45

         10.01  Payments......................................................45
         10.02  Representations, etc..........................................46
         10.03  Covenants.....................................................46
         10.04  Default Under Other Agreements................................46
         10.05  Bankruptcy, etc...............................................46
         10.06  ERISA.........................................................47
         10.07  Subsidiaries Guaranty.........................................47
         10.08  Judgments.....................................................47
         10.09  Change of Control.............................................47
         10.10  Tax Sharing Agreement.........................................47

SECTION 11.  Definitions and Accounting Terms.................................48

         11.01  Defined Terms.................................................48

SECTION 12.  The Agents.......................................................67

         12.01  Appointment...................................................67
         12.02  Nature of Duties..............................................68
         12.03  Lack of Reliance on the Agents................................68
         12.04  Certain Rights of the Agents..................................68
         12.05  Reliance......................................................69
         12.06  Indemnification...............................................69
         12.07  The Agent in its Individual Capacity..........................69
         12.08  Holders.......................................................69
         12.09  Resignation by the Agents.....................................70
         12.10  Documentation Agent, Syndication Agent and Arranger...........70

SECTION 13.  Miscellaneous....................................................70

         13.01  Payment of Expenses, etc......................................70
         13.02  Right of Setoff...............................................71
         13.03  Notices.......................................................72
         13.04  Benefit of Agreement..........................................72
         13.05  No Waiver; Remedies Cumulative................................74
         13.06  Payments Pro Rata.............................................74
         13.07  Calculations; Computations....................................75
         13.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE;
                  WAIVER OF JURY TRIAL........................................75
         13.09  Counterparts..................................................76
         13.10  Effectiveness.................................................76
         13.11  Headings Descriptive..........................................76
         13.12  Amendment or Waiver; etc......................................77
         13.13  Survival......................................................78
         13.14  Domicile of Loans.............................................78
         13.15  Limitation on Additional Amounts, etc.........................78
         13.16  Confidentiality...............................................79
         13.17  Register......................................................79
         13.18  Judgment Currency.............................................80

SECTION 14.  Nature of Borrowers'Obligations..................................80

         14.01  Nature of Obligations.........................................81
         14.02  Independent Obligation........................................81
         14.03  Authorization.................................................81
         14.04  Reliance......................................................82
         14.05  Contribution; Subrogation.....................................82
         14.06  Waiver........................................................82

SCHEDULE I                 Commitments
SCHEDULE II                Lender Addresses
SCHEDULE III               Existing Letters of Credit and Existing Acceptances
SCHEDULE IV                Tax Matters
SCHEDULE V                 Subsidiaries
SCHEDULE VI                Existing Liens
SCHEDULE VII               Existing Indebtedness
SCHEDULE VIII              Certain Restrictions on Subsidiaries

EXHIBIT A                  Notice of Borrowing
EXHIBIT B-1                Revolving Note
EXHIBIT B-2                Swingline Note

EXHIBIT C-1                Letter of Credit Service Agreement
EXHIBIT C-2                Letter of Credit Request
EXHIBIT D                  Section 4.04(b)(ii) Certificate
EXHIBIT E                  Opinion of General Counsel of Credit Parties
EXHIBIT F                  Officers' Certificate
EXHIBIT G                  Subsidiaries Guaranty
EXHIBIT H                  Assignment and Assumption Agreement
EXHIBIT I                  Additional Commitment Agreement